Exhibit 10.33

SHEFFIELD RECEIVABLES CORPORATION

Purchaser,

BARCLAYS BANK PLC,
NEW YORK BRANCH

Administrative Agent,

PHH MORTGAGE CORPORATION

Seller and Servicer,

and

PHH CORPORATION

Guarantor

FOURTH AMENDED AND RESTATED MORTGAGE LOAN REPURCHASE AND
SERVICING AGREEMENT

dated as of June 30, 2005

i

		Page

Section 13.11	Non-Petition Agreement.	81
Section 13.12	Waiver of Offset.	81
Section 13.13	Limited Recourse.	81

ARTICLE XIV PHH CORPORATION GUARANTEE		82

Section 14.1	Guarantee of Seller's Representations and Warranties, Servicer's Performance and Payment Obligations.	82

EXHIBIT A	FORM OF NOTICE OF LIQUIDATION
EXHIBIT B	FORM OF NOTICE OF TERMINATION
EXHIBIT C	FORM OF REPURCHASE NOTICE
EXHIBIT D	FORM OF REPURCHASE SUPPLEMENT
EXHIBIT E	FORM OF SERVICER REPORT
EXHIBIT F	FORM OF TRANSFER NOTICE
EXHIBIT G	FORM OF TRANSFER SUPPLEMENT
EXHIBIT H	FORM OF CREDITOR ACKNOWLEDGEMENT AND AGREEMENT

FOURTH AMENDED AND RESTATED MORTGAGE LOAN REPURCHASE AND SERVICING AGREEMENT, dated as of June 30, 2005 (as amended, supplemented or otherwise modified and in effect from time to time, the “Agreement” or the “Repurchase Agreement”), among Sheffield Receivables Corporation, a Delaware corporation, as Purchaser (the “Purchaser”), PHH Mortgage Corporation, a New Jersey corporation (the “Company”), as Seller and Servicer (in its capacity as Seller hereunder, the “Seller” and, in its capacity as Servicer hereunder, the “Servicer”), Barclays Bank PLC, New York Branch, as Administrative Agent (the “Administrative Agent”), and PHH Corporation, a Maryland corporation, as Guarantor of the Servicer’s obligations (the “Guarantor”).

W I T N E S S E T H

WHEREAS, the Purchaser, the Company and the Administrative Agent have entered in that certain mortgage loan repurchase and servicing agreement, dated as of December 11, 1998 (the “Original Repurchase Agreement”);

WHEREAS, the Original Repurchase Agreement was amended by those certain amendment agreements, respectively dated as of (i) March 30, 2001 (the “First Amendment Agreement”), (ii) December 28, 2001 (the “Amended and Restated Repurchase Agreement”), (iii) December 16, 2002 (the “Second Amended and Restated Repurchase and Servicing Agreement”), (iv) January 14, 2005 (the “Third Amended and Restated Repurchase and Servicing Agreement” and, together with the Original Repurchase Agreement, the First Amendment Agreement, the Second Amended and Restated Repurchase and Servicing Agreement and the Third Amended and Restated Repurchase and Servicing Agreement, the “Amended Repurchase Agreement”);

WHEREAS, pursuant to the Amended Repurchase Agreement, the Purchaser and the Company, as Seller and Servicer, hereby prescribe the manner of sale of each Eligible Loan and the management, control and servicing of the Eligible Loans, including the method and manner by which the Seller will repurchase each Eligible Loan;

WHEREAS, the Purchaser, the Company and the Administrative Agent desire to amend and restate the Amended Repurchase Agreement in its entirety;

WHEREAS, this Repurchase Agreement amends and restates the Amended Repurchase Agreement in all respects, and from and after the date hereof, constitutes the governing instrument of such Purchaser; and

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices: The Servicer’s Customary Servicing Procedures and the servicing practices required by the Guidelines.

Accrued Interest Component: For any Collection Period, that portion of the Interest Component of all Related Commercial Paper outstanding at any time during such Collection Period that accrued from the first day through the last day of such Collection Period whether or not such Related Commercial Paper matures during such Collection Period, based on the actual number of days in such Collection Period that such Related Commercial Paper was outstanding.

Additional Collateral: With respect to any Additional Collateral Mortgage Loan, collateral that consists of either (i) marketable securities owned by the borrower and deposited in an account held by Merrill, subject to a security interest in favor of the Company pursuant to a security agreement or (ii) with respect to a loan to a borrower that is subject to a guaranty, (a) marketable securities owned by the guarantor and deposited in an account held by Merrill, subject to a security interest in favor of the Company pursuant to a security agreement or (b) a home equity line of credit to fund such guaranty that is secured by a lien on residential real estate owned by such guarantor subject to a security interest in favor of the Company pursuant to a security agreement; provided, however, that the amount available to be drawn under the home equity line of credit supporting such guaranty must be at least equal to the Original Additional Collateral Requirement for such Additional Collateral Mortgage Loan.

Additional Collateral Mortgage Loan: The meaning ascribed to “Additional Collateral Mortgage Loan,” as such term is defined in the Surety Bond. The underwriting guidelines for the Mortgage 100 SM and Parent Power SM programs will not be materially altered without prior consent of the Administrative Agent.

Additional Collateral Transfer Agreement: That certain additional collateral transfer and servicing agreement, dated as of November 1, 2001, between MLCC and the Company.

Adjusted LIBOR Rate: With respect to any period during which the return to any APA Purchaser is to be calculated by reference to the London interbank offered rate, a rate which is 0.75% in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the nearest 1/16th of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the sum of (A) the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Agent during such period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such period during which any such percentage shall be applicable) and (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/16th of 1%) as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

Adjusted Mark to Market Price: For a mortgage loan on any day, the product of (x) the Advance Percentage on such day and (y) the Mark to Market Price of such mortgage loan on such day.

Adjusted Net Investment: At any time, the Net Investment minus the amount, if any, equal to the sum of the amounts on deposit in the Collateral Account, the Principal Account and the Margin Call Account. The Adjusted Net Investment shall be calculated by the Servicer on or before the second Business Day after the Net Investment (as most recently computed) exceeds the Aggregate Adjusted Mark to Market Price. In computing the Adjusted Net Investment, the Servicer shall use the Administrative Agent information contained in the last Servicer Report (or any more recently delivered information) delivered to the Administrative Agent.

Administration Agreement: The Amended and Restated Administration Agreement, dated as of December 12, 1991, between the Purchaser and the Administrative Agent, as the same may be at any time amended, modified or supplemented.

Administrative Agent: Barclays Bank, PLC, New York Branch, as Administrative Agent under the Administration Agreement.

Advance Percentage: On any day, a percentage equal to 100% minus the Loss Percentage on such day.

Adverse Claim: A lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties).

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities (including, without limitation, partnership interests), by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agency: Any of GNMA, FNMA or FHLMC, as applicable.

Agency Custodial Agreement: The custodial agreement, among Sheffield, GNMA, FNMA or FHLMC, as applicable, and the Custodian, pursuant to which the Custodian will act as document custodian for a pool or pools of mortgage loans to be formed to back Agency Securities, as such agreement may at any time be amended, modified or supplemented.

Agency Securities: Securities backed by a pool or pools of mortgage loans owned by the Seller, which are issued and guaranteed by the applicable Agency.

Agent: Barclays Bank PLC, New York Branch, as agent for the APA Purchasers under the Revolving Asset Purchase Agreement.

Aggregate Adjusted Mark to Market Price: On any day, the aggregate sum of the Adjusted Mark to Market Price of all Eligible Loans on such day (excluding Defaulted Loans).

Aggregate Interest Component: The aggregate sum of the Interest Components of all issued and outstanding Related Commercial Paper.

Aggregate Unpaids: At any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Carrying Costs with respect to all Collection Periods at such time, (ii) the Net Investment at such time, (iii) all fees accrued and unpaid hereunder or under the Fee Letter at such time and (iv) all other amounts owed (whether due or accrued) hereunder by the Seller to the Owners at such time.

Agreement or Repurchase Agreement: This Second Amended and Restated Mortgage Loan Repurchase and Servicing Agreement and all amendments hereof and supplements hereto, including as the context requires, any Transfer Supplement.

AMBAC: Ambac Indemnity Corporation.

APA Purchaser: Each party (or assignee thereof) who has executed a signature page of the Revolving Asset Purchase Agreement, which execution obligates such party to become a purchaser or an assignee of all or any part of the Purchaser’s interest in the Eligible Loans at any time, pursuant to the Revolving Asset Purchase Agreement or an assignee of the Purchaser’s obligations to purchase Eligible Loans from the Seller.

Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Eligible Loan as the value of the Mortgaged Property.

Approved Seller/Servicer: An approved seller and servicer under the Guidelines.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located, to reflect the sale of the Mortgage to the Purchaser.

Base Rate: For any day, the higher of (i) the prime rate in the United States announced from time to time by Barclays Bank PLC, New York Branch in effect on such day, and (ii) the sum of (x) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for such day, the average of the quotations for such day for such transactions received by Barclays Bank PLC, New York Branch from three Federal funds brokers of recognized standing selected by it, and (y) one-half of one percent (1/2%).

Best’s: The meaning specified in Section 4.11 of this Agreement.

BIF: The Bank Insurance Fund or any successor thereto.

Business Day: Any day other than (i) Saturday and Sunday, or (ii) a day on which banking institutions or foreign exchange markets in New York City are authorized or required by law, regulation or executive order to be closed for business.

Calculation Agent: The Servicer.

Carrying Costs: For a Collection Period, the sum, without duplication, of (i) the Accrued Interest Component of Related Commercial Paper with respect to such Collection Period whether or not such amount is payable during such Collection Period (for purposes of this clause (i), Related Commercial Paper shall include Commercial Paper issued to fund the Net Investment even if such Commercial Paper is issued in an amount in excess of the Net Investment), (ii) all interest amounts accrued in accordance with Sections 2.7(c), (d) and (e) hereof whether or not such amount is payable during such Collection Period, (iii) any Servicing Fees due to any successor Servicer, (iv) any amounts owed to the Indemnified Parties pursuant to Sections 12.1, 12.2, 12.3 and 12.4 hereof, (v) the Program Fee and the Transfer Availability Fee accrued from the first day through the last day of such Collection Period, (vi) interest on any other borrowings by the Purchaser to fund small dollar amounts that are not easily accommodated in the commercial paper market that accrued from the first day through the last day of such Collection Period whether or not such amount is payable during such Collection Period, and (vii) any past due Carrying Costs owing in respect of any prior Collection Period, together with interest thereon (to the extent permitted by applicable law) at a rate equal to the sum of the Base Rate and 2.00% per annum for the period from and including the original due date for such past due Carrying Costs to but excluding the date on which they are paid in full together with such interest thereon.

Carrying Costs Account: The account listed under the signature of the Administrative Agent on the signature page hereof as the “Carrying Costs Account” or such other account designated in writing to the Seller and the Servicer by the Administrative Agent.

Closing Date: The Closing Date specified in any Transfer Supplement as the date on which the purchase of any Eligible Loan by the Administrative Agent (on behalf of the Owners) is designated to occur.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Collateral Account: The account listed under the signature of the Administrative Agent on the signature page hereof as the “Collateral Account” or such other account designated in writing to the Seller and the Servicer by the Administrative Agent.

Collection: The meaning specified in Section 4.5 hereof.

Collection Period: The calendar month preceding the Payment Date, or in the case of the first Collection Period, the period commencing on December 15, 1998 to the end of the calendar month preceding the first Payment Date.

Combined Loan-to-Value Ratio: With respect to any HELOC, the ratio expressed as a percentage of (i) the Credit Limit of the HELOC plus the amount of any related senior mortgage loans to the lesser of (ii)(a) the Appraised Value of the Mortgaged Property and (b) if the HELOC was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

Commercial Paper or Commercial Paper Notes: The short-term promissory notes of the Purchaser issued pursuant to the Issuing and Paying Agency Agreement.

Commitment Fee: The meaning assigned to such term in Section 15.1 hereof.

Company: PHH Mortgage Corporation, as Seller and Servicer of the Eligible Loans sold to the Administrative Agent (on behalf of the Owners) pursuant to the terms of this Agreement.

Company Employees: The meaning specified in Section 4.13 hereof.

Condemnation Proceeds: As to any Eligible Loan, all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Loan Documents.

Conforming Loan: An Eligible Loan which conforms to the Guidelines of GNMA, FNMA or FHLMC, as amended for the Seller.

CP Dealer: Lehman Commercial Paper Inc., Goldman Sachs & Co., Citigroup Global Markets, Inc., Morgan Stanley & Co. Incorporated and Barclays Capital Inc. each as a Commercial Paper dealer pursuant to the Program Documents.

Credit Limit: The maximum amount a borrower is permitted to draw down the credit line under a Home Equity Line Agreement.

Custodian: JP Morgan, N.A., in its capacity as Custodian under the Custodial Agreement, or any successor Custodian under the Custodial Agreement.

Custodial Agreement: The Custodial Agreement, dated as of December 11, 1998, as amended as of April 12, 2002, among Barclays Bank PLC, New York Branch, as Administrative Agent, PHH Mortgage Corporation, as Seller and Servicer, and the Custodian, as such agreement may at any time thereafter be amended, modified or supplemented.

Customary Servicing Procedures: Procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and arranging for the sale and Securitization of mortgage loans and which are in accordance with accepted mortgage servicing practices of prudent lending institutions in the jurisdiction in which the Mortgaged Property is situated for properties of a similar type.

Defaulted Loan: Any Eligible Loan where (i) the Mortgagor thereon has failed to make a required payment for 90 days or more after the Due Date of such required payment or (ii) any other event has occurred which gives the holder the right to accelerate payment and/or take steps to foreclose on the mortgage securing the Eligible Loan under the Eligible Loan documentation.

Delinquency Ratio: With respect to any date of determination, the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Principal Balance of all Delinquent Loans as of the last day of such calendar month by (ii) the Outstanding Principal Balance of the Eligible Loans as of the last day of such calendar month.

Delinquent Loan: Any Eligible Loan which has a payment which is 30 days or more past its Due Date.

Determination Date: With respect to a Due Period, the 5th day (or if such day is not a Business Day, the Business Day immediately succeeding such day) of the calendar month following such Due Period.

Due Date: The first day of the month in which the related Monthly Payment is due on an Eligible Loan, exclusive of any days of grace.

Due Period: With respect to each Payment Date, the period commencing on the first day of the month preceding the month of the Payment Date and ending on the last day of the month preceding the month in which the Payment Date occurred.

Eligible Investments: Investments which mature no later than the next following Payment Date in the following: (i) obligations issued by, or the full and timely payment of principal of and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality thereof (which agency or instrumentality is backed by the full faith and credit of the United States of America); (ii) commercial paper (other than the Commercial Paper) rated (at the time of purchase) at least “A-1+” by S&P and “P-1” by Moody’s; (iii) certificates of deposit, other deposits or bankers’ acceptances issued by or established with commercial banks having short-term deposit ratings (at the time of purchase) of at least “A-1+” by S&P and “P-1” by Moody’s; (iv) repurchase agreements involving any of the Eligible Investments described in the foregoing clauses (i) through (iii) so long as the other party to the repurchase agreement has short-term unsecured debt obligations or short-term deposits rated (at the time of purchase) at least “A-1+” by S&P and “P-1” by Moody’s; and (v) if approved in writing by Moody’s, direct obligations of any money market fund or other similar investment company all of whose investments consist of obligations described in the foregoing clauses of this definition and that is rated “AAm” by S&P and “Aam” by Moody’s or higher. In addition, the instrument should not have an ‘r’ highlighter affixed to its rating, and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest on any Eligible Investment should be tied to a single interest rate index plus a single fixed spread, if any, and move proportionately with that index.

Eligible Loan: A Conforming Loan (provided that the Seller is an Approved Seller/Servicer by the related Agency), a Jumbo Loan, an Additional Collateral Mortgage Loan, a Landscape Loan,

an Uninsured Loan or a HELOC identified on a Transfer Supplement that satisfies the Eligibility Criteria and the Portfolio Criteria and that is not a Terminated Loan. An Eligible Loan includes, without limitation, the Mortgage Loan File, the Related Security, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, VA Guaranty Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Eligible Loan (other than the right to service such Eligible Loans, which shall be retained by the Seller pursuant to the terms of this Agreement).

Eligibility Criteria: In connection with the Transfer of a mortgage loan on any day, the mortgage loans sold on such day must satisfy the following criteria: (i) each mortgage loan must be an Eligible Loan, (ii) each mortgage loan must have been originated or purchased by the Seller in accordance with its then-current origination or acquisition underwriting practices within 120 days prior to the acquisition thereof by the Purchaser, except for HELOCs originated or purchased by the Seller more than 120 days prior to the acquisition thereof by the Purchaser on December 16, 2002, (iii) the aggregate Transfer Price of all mortgage loans secured by properties located in California and acquired on such day may not exceed 30% of the aggregate Transfer Price of all mortgage loans acquired on such day, (iv) the aggregate Transfer Price of all mortgage loans secured by properties located in any state other than California and acquired on such day may not exceed 15% of the aggregate Transfer Price of all mortgage loans acquired on such day, (v) each mortgage loan may not be made to a borrower that is generally referred to as “sub-prime borrower,” and (vi) the aggregate Transfer Price of all Uninsured Loans acquired on such day may not exceed 15% of the aggregate Transfer Price of all mortgage loans acquired on such day. In addition, the representations and warranties made by the Seller in this Agreement must be true and correct in all material respects on such day.

Eligibility Representations: The representations and warranties made by the Seller with respect to each mortgage loan, set forth in Section 3.2 herein.

Equivalent Security: With respect to a mortgage loan, a mortgage-backed security issued by FHLMC, FNMA or GNMA having a term to final maturity equal to the remaining term to maturity of such mortgage loan and an interest or pass-through rate equal to the interest rate on such mortgage loan (net of servicing fees).

Equivalent Security Price: With respect to a mortgage loan, the price (expressed as a percentage of the principal amount) of the Equivalent Security for such mortgage loan. The price of an Equivalent Security shall be determined by the Servicer on any date by reference to an independent market price reference such as Telerate.

Errors and Omissions Insurance Policy: An errors and omissions insurance policy or policies to be maintained by the Servicer pursuant to Section 4.13 hereof.

Escrow Account: As to any Eligible Loan (other than HELOCs), any separate account or accounts created and maintained pursuant to Section 4.7 hereof.

Escrow Payments: With respect to any Eligible Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required by the Mortgagee to be escrowed by the Mortgagee pursuant to the Mortgage or any other related document.

Excluded Taxes: The meaning specified in Section 12.3 hereof.

Expiration Date: The earliest of (i) 364 days after the date of this Agreement or such later day as mutually agreed to in writing by the Seller and the Administrative Agent, (ii) the latest Purchase Commitment Termination Date under the Revolving Asset Purchase Agreement (as defined therein), (iii) the date of termination of the commitment of any APA Purchaser under the Revolving Asset Purchase Agreement (unless other APA Purchaser(s) or a replacement APA Purchaser accepts such terminating APA Purchaser’s commitment or the Collateral Account is funded if necessary in accordance with Section 2.16(b) hereof), (iv) the date of termination of the commitment of the Program Banks under the Program Credit Agreement or (v) the day on which the Administrative Agent delivers a Notice of Termination pursuant to Section 11.2 hereof or a Termination Event specified in Section 11.2(c),(d) or (e) occurs.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Fee Letter: The agreement, dated as of December 11, 1998, as amended from time to time, between the Seller and the Purchaser setting forth the fees payable to the Owners by the Seller in connection with the Owners’ investment in the Eligible Loans.

FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

FHA Approved Mortgagee: A corporation or institution approved as a mortgagee by the FHA under the Act and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.

FHA Loan: An Eligible Loan that is the subject of an FHA Mortgage Insurance Contract.

FHA Mortgage Insurance: Mortgage insurance authorized under Sections 203(b), 213, 221(d)(2), 222, and 235 of the Act and provided by the FHA.

FHA Mortgage Insurance Contract: The contractual obligation of the FHA respecting the insurance of an Eligible Loan.

FHA Regulations: Regulations promulgated by HUD under the Federal Housing Administration Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

FHLMC Guides: The Federal Home Loan Mortgage Corporation Sellers’ Guide and the Federal Home Loan Mortgage Corporation Servicers’ Guide and all amendments or additions thereto.

FICO Score: A statistical credit score obtained by many mortgage lenders in connection with a loan application to help assess a borrower’s creditworthiness. A FICO Score is generated by models developed by a third party and made available to lenders through three national credit bureaus. The FICO Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience.

Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to Section 4.13 hereof.

Finance Charge Collections: With respect to an Eligible Loan, any finance, interest or similar charges owing by an Mortgagor pursuant to such Eligible Loan; provided, however, that any prepayment penalties, late fees, or assumption fees collected pursuant to the terms of any Eligible Loan, and any ancillary revenues and fees for servicing-related administrative activities collected from or on behalf of Mortgagors as provided herein, shall not constitute Finance Charge Collections for purposes of this Agreement.

Finance Charges: With respect to a Eligible Loan, any finance, interest, late or similar charges owing by an Mortgagor pursuant to such Eligible Loan.

FNMA: The Federal National Mortgage Association, or any successor thereto.

FNMA Guides: The FNMA Selling and Servicing Guides and all amendments or additions thereto.

GAAP: Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, as in effect from time to time.

GNMA: The Government National Mortgage Association, or any successor thereto.

GNMA Guides: The GNMA Handbooks 5500.1 and 5500.2 and all amendments or additions thereto.

Guarantee: The full, unconditional and irrevocable guarantee of the Servicer’s performance and payment obligations, set forth in Article XIV hereof.

Guarantor: PHH Corporation, a Maryland corporation.

Guidelines: The GNMA Guides, the FNMA Guides and the FHLMC Guides, as such Guides have been amended from time to time with respect to the Seller.

Home Equity Line Agreement: The agreement between a borrower and a lender pursuant to which a borrower receives a line of credit secured by a Mortgage on the Mortgaged Property.

HELOC: A Piggyback HELOC, a Stand Alone HELOC or a Stand Alone Hybrid HELOC.

HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and GNMA.

Incremental Transfer: The meaning specified in Section 2.2 hereof.

Insurance Proceeds: With respect to any Eligible Loan, proceeds of insurance policies insuring the Eligible Loan or the related Mortgaged Property.

Insured Amount: The meaning specified in Section 4.10 of this Agreement.

Issuing and Paying Agency Agreement: The Amended and Restated Issuing and Paying Agency Agreement, dated as of December 12, 1991, between Sheffield Receivables Corporation and Bankers Trust Company, as amended by the Master Amendment, Resignation and Appointment Agreement, dated as of August 1, 1997, among Sheffield Receivables Corporation, The Chase Manhattan Bank and Bankers Trust Company, as the same may at any time be amended, modified or supplemented.

Interest Component: With respect to (i) any Commercial Paper issued on an interest-bearing basis, the interest payable on such Commercial Paper at its maturity (including any dealer commissions) and (ii) any Commercial Paper issued on a discount basis, the portion of the face amount of such Commercial Paper representing the discount incurred in respect thereof (including any dealer commissions to the extent included as part of such discount).

Jumbo Loan: A mortgage loan which substantially conforms to the Guidelines, except (i) the principal balance thereof may exceed the principal balance of a mortgage loan which conforms to the Guidelines, and (ii) for other spcified exceptions to the Guidelines which are consistent with the Seller’s Jumbo Loan underwriting standards. Jumbo Loans will not include mortgage loans made to borrowers that are generally referred to as “sub-prime” borrowers.

Jumbo Price Spread: With respect to Jumbo Loans, the reduction in Equilvalent Security Price, as agreed to by the Seller, the Purchaser and the Agent.

Landscape Loan: A mortgage loan that substantially conforms to the Guidelines, except (i) maintenance of a PMI Policy will not be required and (ii) the mortgage loan is not an FHA Loan or VA Loan.

LIBOR Rate: With respect to any funding period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of such funding period for a term of one month. If for any reason such rate is not available, the term “LIBOR Rate” shall mean, for any funding period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of such funding period for a term of one month; provided, however, if more than one rate is specified on the Reuters Screen LIBOR Page, the applicable rate shall be the arithmetic mean of all such rates. In the event no such rate appears as described in the preceding sentences, the LIBOR Rate shall be, with respect to any funding period, the per annum rate of interest at which Dollar deposits in immediately available funds are offered to the Agent by prime banks in the interbank eurodollar market at or about 10:00 a.m., London time, on the second Business Day before (and for value on) the first day of such funding period (or portion thereof) and in an amount of not less than $1,000,000 for such funding period (or portion thereof).

Law: Any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official body.

Lien: In respect of the property of any Person, any ownership interest of any other Person, any mortgage, deed of trust, hypothecation, pledge, lien, security interest, filing of any financing statement, charge or other encumbrance or security arrangement of any nature whatsoever, including, without limitation, any conditional sale or title retention arrangement, and any assignment, deposit arrangement, consignment or lease intended as, or having the effect of, security.

Liquidation Event: The meaning specified in Section 11.4.

Liquidation Notice Date: The meaning specified in Section 11.5 hereof.

Liquidation Proceeds: All amounts received and retained in connection with the liquidation of Defaulted Loans.

Loan Documents: The documents listed in Section 2.3 of this Agreement.

Loan Termination Date: Each day on which a deposit is made into the Collateral Account in respect of Terminated Loans.

Loan-to-Value Ratio or LTV: With respect to any Eligible Loan (except for HELOCs), the ratio expressed as a percentage of (i)(a) the Scheduled Principal Balance of the Eligible Loan less (b) for any Additional Collateral Mortgage Loan, the value of the Additional Collateral as of the date of origination to (ii) the lesser of (a) the Appraised Value of the Mortgaged Property, and (b) if the Eligible Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

London Business Day: Any day on which banks in the City of London and New York City are open and conducting transactions in United States dollars.

Loss Percentage: At any time, 3.6% if the ratings assigned to PHH Corporation are “A-” or better by S&P and “A3” or better by Moody’s, 5%, if the ratings assigned to PHH Corporation are “BBB+” by S&P or “Baa1” by Moody’s, 7% if the ratings assigned to PHH Corporation are “BBB” by S&P or “Baa2” by Moody’s; 9% if the ratings assigned to PHH Corporation are “BBB-” or less by S&P or “Baa3” or less by Moody’s; and, for any HELOCs, 15% regardless of the ratings assigned to PHH Corporation.

Majority Owners: At any time, the Administrative Agent and those Owners owning in the aggregate in excess of 50% of the Net Investment in Eligible Loans at such time.

Margin Call Account: The account listed under the signature of the Administrative Agent on the signature page hereof as the “Margin Call Account” or such other account designated in writing to the Seller and the Servicer by the Administrative Agent.

Margin Call Condition: The meaning specified in Section 2.11 hereof.

Margin Call Trigger Amount: On any day, an amount equal to the product of the Advance Percentage and $2,000,000, if the ratings assigned to PHH Corporation are “A-” or better by S&P and “A3” or better by Moody’s; the product of the Advance Percentage and $1,000,000, if the ratings assigned to PHH Corporation are “BBB+” by S&P or “Baa1” by Moody’s; the product of the Advance Percentage and $500,000, if the ratings assigned to PHH Corporation are “BBB” by S&P or “Baa2” by Moody’s; and the product of the Advance Percentage and $100,000, if the ratings assigned to PHH Corporation are “BBB-” or less by S&P or “Baa3” or less by Moody’s.

Margin Payment: The meaning specified in Section 2.11 hereof.

Margin Payment Amount: The meaning specified in Section 2.11 hereof.

Mark to Market Price: With respect to a mortgage loan, (i) the Mark to Market Price of a Conforming Loan shall be the Equivalent Security Price multiplied by the unpaid principal amount of such Conforming Loan and (ii) the Mark to Market Price of a Jumbo Loan shall be the Equivalent Security Price reduced by the Jumbo Price Spread multiplied by the unpaid principal amount of such Jumbo Loan and (iii) the Mark to Market price of a HELOC shall be 100%.

Maximum Net Investment: $500,000,000, unless otherwise increased with the consent of the Purchaser and confirmation by S&P and Moody’s of the then-current ratings of the Commercial Paper, or unless reduced as provided in Section 2.15(a) hereof; provided, however, that at all times on and after the Expiration Date, the “Maximum Net Investment” shall mean the Net Investment.

Merrill: Merrill Lynch, Pierce, Fenner & Smith Incorporated.

MLCC: Merrill Lynch Credit Corporation.

Monthly Payment: The scheduled monthly payment of principal and/or interest on an Eligible Loan.

Monthly Report Date: The tenth Business Day of each calendar month.

Moody’s: Moody’s Investors Service, Inc., and any successors thereto.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a lien on an estate in fee simple in real property securing the Mortgage Note.

Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 4.12 hereof.

Mortgage Interest Rate: The annualized regular rate of interest borne on a Mortgage Note.

Mortgage Loan File: The items pertaining to each Eligible Loan referred to in Section 2.3 hereof, and any additional documents required to be added to the Mortgage Loan File pursuant to this Agreement.

Mortgage Loan Schedule: A schedule of Eligible Loans setting forth the following information as of the Determination Date with respect to each Eligible Loan: (1) the identifying number for the Eligible Loan; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the state code; (4) a code indicating whether the Mortgaged Property is a one family residence or a 2-4 family residence; (5) the months to maturity from the Closing Date based on the amortization schedule for such Eligible Loan; (6) the Combined Loan-to-Value Ratio or the Loan-to-Value Ratio, as applicable, at the Closing Date; (7) the Mortgage Interest Rate; (8) the stated maturity date; (9) the amount of the Monthly Payment; (10) the original principal balance; (11) the PMI Policy certificate number, if any; (12) the Qualified Insurer, if any; (13) the type of loan (FHA, VA, Conforming); (14) payment type (fixed rate or adjustable rate); and (15) the Transfer Price. With respect to Eligible Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Determination Date: (1) the number of Eligible Loans; (2) the current aggregate Outstanding Principal Balance of the Eligible Loans; (3) the weighted average Mortgage Interest Rate of the Eligible Loans; (4) the weighted average maturity of the Eligible Loans; and (5) for any HELOC, the Combined Loan-to-Value Ratio.

Mortgage Note: The note, Home Equity Line Agreement or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgagee: The lender on a Mortgage Note.

Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The borrower on a Mortgage Note.

Net Eligible Loan Balance: At any time, the lesser of (i) the aggregate sum of the Mark to Market Prices of the Eligible Loans and (ii) the aggregate sum of the Outstanding Principal Balances of Eligible Loans, excluding in each case Defaulted Loans.

Net Investment: At any time, the sum of the amounts of Transfer Price paid to the Seller for each Incremental Transfer less the aggregate amount received and applied by the Administrative Agent to reduce such Net Investment pursuant to this Agreement hereof; provided that the Net Investment shall be increased by any amount so received by the Administrative Agent if at any time the distribution of such amount is rescinded or must otherwise be returned or restored for any reason.

Notice of Liquidation: The meaning specified in Section 11.4 hereof, a form of which is attached hereto as Exhibit A.

Notice of Termination: The meaning specified in Section 11.2 hereof, a form of which is attached hereto as Exhibit B.

Officer’s Certificate: A certificate signed by the Chairman of the Board and Chief Executive Officer, the President, or any Vice President of the Seller or the Servicer, as applicable, and delivered to the Administrative Agent as required by this Agreement.

Official Body: Any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Seller or the Servicer, as applicable, in a form reasonably acceptable to the Purchaser.

Original Additional Collateral Requirement: With respect to any Additional Collateral Mortgage Loan, an amount equal to the Additional Collateral required at the time of origination of such mortgage loan in order to achieve an Loan-to-Value Ratio equal to a maximum of 70%.

Outstanding Principal Balance: With respect to any Eligible Loan at any date, the then outstanding principal amount thereof as of such date excluding any accrued and outstanding Finance Charges related thereto.

Owner: At any time, the Purchaser, each APA Purchaser, if any, and all other owners by assignment or otherwise of the Eligible Loans at such time.

Payment Date: For Eligible Loans, the 10th day (or if such day is not a Business Day, the immediately succeeding Business Day) of any month, commencing January 10, 1999.

Permitted Beneficiary: The meaning ascribed to such term in the Surety Bond.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Piggyback HELOC: A home equity variable rate revolving line of credit secured by a mortgage on residential properties that is registered, processed and closed in conjunction with the first mortgage loan.

PHH Corporation: A Maryland corporation.

PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Eligible Loans.

Pooling Date: With respect to any Terminated Loan sold by the Servicer on behalf of the Owners to a third party, the date on which the pool in which such Terminated Loan is included is cut by the Servicer.

Portfolio: An Eligible Loan or pool of Eligible Loans sold to the Administrative Agent (on behalf of the Owners) on a given day pursuant to the terms hereof and the applicable Transfer Supplement.

Portfolio Aging Limitations: With respect to the age of the Eligible Loans owned by the Administrative Agent (on behalf of the Owners) on any day, the following limitations shall apply: (i) the aggregate Repurchase Price of Eligible Loans transferred to the Owners more than three (3) months prior to such day may not exceed 50% of the then-current Program Size; (ii) the aggregate Repurchase Price of Eligible Loans acquired by the Owners more than six (6) months prior to such day may not exceed 25% of the then-current Program Size; and (iii) the Seller must repurchase each Eligible Loan acquired by the Owners within one (1) year of the date of acquisition; provided, however, that, subject to Rating Agency Confirmation, the Administrative Agent and the Majority Owners may waive any of the requirements of clauses (i) and (ii) above.

Portfolio Criteria: On any day, after giving effect to the Administrative Agent’s purchase and sale (on behalf of the Owners) of mortgage loans on such day, the mortgage loans owned by the Owners in the aggregate must satisfy the following criteria: (i) the aggregate Repurchase Price of mortgage loans secured by property in California may not on such date exceed 30% of the then-current Program Size; (ii) the aggregate Repurchase Price of mortgage loans secured by property in a single state other than California may not on such date exceed 15% of the then current Program Size; (iii) the aggregate Repurchase Price of Uninsured Loans acquired on such date may not exceed 15% of the then-current Program Size; (iv) the mortgage loans (excluding FHA Loans and VA Loans) owned by the Owners must have a weighted average FICO Score of at least 675; (v) the weighted average Loan-to-Value Ratio of the mortgage loans (excluding FHA Loans, VA Loans and HELOCs) owned by the Owners must not on such date exceed 85%; (vi) the aggregate Repurchase Price of HELOCs may not on such date exceed 40% of the then-current Program Size; and (vii) the weighted average Combined Loan-to-Value Ratio of HELOCs owned by the Owners must not on such date exceed 85%.

Potential Termination Event: An event or condition which with the giving of notice, the passage of time or any combination of the foregoing, would, unless cured or waived, constitute a Termination Event.

Principal Account: The account listed under the signature of the Administrative Agent on the signature page hereof as the “Principal Account” or such other account designated in writing to the Seller and the Servicer by the Administrative Agent.

Principal Collections: With respect to any Collection Period, all principal payments contractually due and owing under an Eligible Loan for such Collection Period, whether or not received, and all Principal Prepayments.

Principal Prepayment: Any payment or other recovery of principal made on an Eligible Loan that is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Program Bank: Barclays Bank PLC, as Program Bank, under the Program Credit Agreement.

Program Credit Agreement: The Irrevocable Program Loan Agreement, dated as of December 12, 1991, between Sheffield Receivables Corporation and Barclays Bank PLC, New York Branch.

Program Documents: This Repurchase Agreement, the Custodial Agreement, the Revolving Asset Purchase Agreement, the Program Credit Agreement, the Issuing and Paying Agency Agreement, the Commercial Paper Dealer Agreements and the Administration Agreement.

Program Fee: The meaning specified in the Fee Letter.

Program Size: $500,000,000 (as such size may be increased or decreased in accordance with the Program Documents).

Purchaser: Sheffield Receivables Corporation, a Delaware corporation.

Qualified Depository: Any depository the accounts of which are insured by the FDIC through the BIF or the SAIF and the debt obligations of which are rated “A2” and “Aa” or better by Moody’s and S&P, respectively or such depository as shall be acceptable to Moody’s and S&P, as applicable.

Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by FHLMC, FNMA or GNMA.

Rating Agency: Each of S&P and Moody’s.

Rating Agency Confirmation: A written confirmation from any Rating Agency that requires written confirmation that the proposed action will not cause the reduction or withdrawal of their respective then current ratings on the outstanding Commercial Paper.

Records: All documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Eligible Loans and the related Mortgagors.

Related Commercial Paper: Commercial Paper issued by the Company the proceeds of which were used to acquire, or refinance the acquisition of, an interest in Eligible Loans with respect to the Seller.

Related Security: With respect to any Eligible Loan, all of the Seller’s right, title and interest in, to and under:

(i) all security agreements, mortgages, deeds of trust, Home Equity Line Agreements or other agreements that relate to such Eligible Loan;

(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Eligible Loan, whether pursuant to the Eligible Loan related to such Eligible Loan or otherwise, together with all financing statements signed by a Mortgagor describing any collateral securing such Eligible Loan;

(iii) the assignment to the Administrative Agent, for the benefit of the Owners, of all UCC financing statements covering any collateral securing payment of such Eligible Loan;

(iv) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Loan whether pursuant to the Eligible Loan or otherwise;

(v) all Records related to such Eligible Loan;

(vi) all rights and remedies of the Seller under the Custodial Agreement, together with all financing statements filed by the Seller against the Seller in connection therewith; and

(vii) all proceeds of any of the foregoing.

REO Disposition: The final sale by the Servicer of any REO Property.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition (net of costs related thereto) pursuant to Section 4.17 hereof.

REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 4.17 hereof.

Repurchase: The meaning specified in Section 2.10 hereof.

Repurchase Date: The date specified in any Repurchase Notice, which is the date on which any Repurchase is scheduled to occur.

Repurchase Notice: The meaning specified in Section 2.10 hereof, a form of which is attached hereto as Exhibit C.

Repurchase Price: For each Eligible Loan, an amount equal to the Transfer Price thereof at the time of the sale of such Eligible Loan to the Administrative Agent hereunder.

Repurchase Schedule: A schedule of Eligible Loans annexed to the Repurchase Notice and delivered to the Purchaser on the related Repurchase Date, such schedule setting forth the following information with respect to each Eligible Loan: (1) the identifying number for the Eligible Loan; (2) the Outstanding Principal Balance and (3) the Transfer Price. With respect to any Portfolio in the aggregate, the Repurchase Schedule shall set forth the following information, as of the related Closing Date: (1) the number of Eligible Loans; (2) the current aggregate Outstanding Principal Balance of the Eligible Loans; (3) the aggregate Transfer Price; and (4) for any HELOCs, the Combined Loan-to-Value Ratio.

Repurchase Supplement: The document pursuant to which each Eligible Loan or Eligible Loans are repurchased by the Seller or the Servicer from the Administrative Agent (on behalf of the Owners) pursuant to Sections 2.10, 2.16, 3.3 6.2 and 7.1 hereof, a form of which is attached hereto as Exhibit D.

Repurchaser: The meaning specified in Section 2.18 hereof.

Revolving Asset Purchase Agreement: The Second Amended and Restated Revolving Asset Purchase Agreement, dated as of January 14, 2005, among the Purchaser, the APA Purchasers and the Agent, as the same may be at any time amended, modified or supplemented.

SAIF: The Savings Association Insurance Fund, or any successor thereto.

Scheduled Principal Balance: As of any date of determination, (i) for any Eligible Loan, the original principal balance thereof, reduced by the principal portion of all Monthly Payments then due on or before such date of determination, whether or not received, or (ii) for any HELOC, the original principal balance thereof either (a) reduced by the principal portion of Monthly Payments, if any, then due on or before such date of determination, whether or not received, and (b) increased by a draw down on the credit line.

Securities Account: The meaning ascribed to such term in the Additional Collateral Transfer Agreement.

Securities Act of 1933 or the 1933 Act: The Securities Act of 1933, as amended.

Securities or Securitization Securities: Any note, bond or pass-through certificate that is, directly or indirectly secured by, or represents an interest in, any Eligible Loan or pool of Eligible Loans.

Securitization or Securitized: A transaction in which any Eligible Loan or pool of Eligible Loans designated by the Servicer or the Seller is financed through or sold to a Securitization Vehicle, which vehicle issues Securities in the capital markets.

Securitization Vehicle: FHLMC, FNMA, GNMA or any trust, partnership, corporation, limited liability corporation, limited liability partnership or other state law entity that is created for the principal purpose of owning or holding an Eligible Loan or Eligible Loans which are the subject of a Securitization.

Seller: PHH Mortgage Corporation, a New Jersey corporation.

Servicer: PHH Mortgage Corporation, a New Jersey corporation, or any successor Servicer as provided herein.

Servicer Event of Default: Any one of the conditions or circumstances enumerated in Section 10.1.

Servicer Report: The meaning specified in Section 4.18 hereof, a form of which is attached hereto as Exhibit E.

Servicing Fee: With respect to the services provided by the Servicer pursuant to this Agreement, a monthly servicing fee of (i) 3/8 of 1% on the average monthly balance of Eligible Loans (excluding HELOCs), and (ii) 0.65% on the average monthly balance of HELOCs, in each case, held by the Purchaser during such month.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

Stand Alone HELOC: A home equity variable rate revolving line of credit secured by a mortgage on residential properties that is registered, processed and closed more than 60 days from the closing of the first mortgage loan and/or generated from a borrower with no prior relationship with the Company.

Stand Alone Hybrid HELOC: A home equity variable rate revolving line of credit secured by a mortgage on residential properties that is registered, processed and closed not more than 60 days after the closing of the first mortgage loan using the original mortgage loan documents from the first mortgage loan.

Surety Bond: That certain limited purpose surety bond identified by policy number AB0039BE, issued by AMBAC on February 28, 1996, guaranteeing payment by AMBAC to MLCC or any Permitted Beneficiary of any shortfalls that occur with respect to any Additional Collateral Mortgage Loan that becomes a Defaulted Loan.

Terminated Loan: Each Eligible Loan which is (i) sold or Securitized, (ii) prepaid in full or (iii) repurchased by the Seller.

Termination Event: The meaning specified in Section 11.2 of this Agreement.

Transaction Costs: The meaning specified in Section 12.4 hereof.

Transfer: A transfer by the Seller to the Administrative Agent (on behalf of the Owners) of Eligible Loans, together with all Related Security and Collections with respect thereto.

Transfer Availability Amount: As of any date, an amount equal to the excess, if any, of (i) the Maximum Net Investment as of such date over (ii) the Net Investment as of such date.

Transfer Availability Fee: The meaning specified in the Fee Letter.

Transfer Documents: This Agreement, the Custodial Agreement, and the Revolving Asset Purchase Agreement.

Transfer Notice: The meaning specified in Section 2.1 hereof, a form of which is attached hereto as Exhibit F.

Transfer Price: For each Eligible Loan, excluding HELOCs, an amount equal to the lesser of (x) the Advance Percentage multiplied by the Outstanding Principal Balance of such Eligible Loan and (y) the Adjusted Mark to Market Price of such Eligible Loan; for each HELOC, the Outstanding Principal Balance of such HELOC.

Transfer Schedule: A schedule of Eligible Loans annexed to the Transfer Supplement and delivered to the Purchaser on the related Closing Date, such schedule setting forth the following information with respect to each Eligible Loan: (1) the identifying number for the Eligible Loan; (2) the Outstanding Principal Balance and (3) the Transfer Price. With respect to any Portfolio in the aggregate, the Transfer Schedule shall set forth the following information, as of the related Closing Date: (1) the number of Eligible Loans; (2) the current aggregate Outstanding Principal Balance of the Eligible Loans; (3) the aggregate Transfer Price; (4) the weighted average Mortgage Interest Rate of the Eligible Loans; and (5) for any HELOCs, the Combined Loan-to-Value Ratio.

Transfer Supplement: The document pursuant to which each Eligible Loan or Eligible Loans are transferred by the Seller to the Administrative Agent (on behalf of the Owners) pursuant to Sections 2.1 and 2.2 hereof, a form of which is attached hereto as Exhibit G.

Uninsured Loan: A mortgage loan that substantially conforms to the Guidelines, except (i) the principal balance of such Eligible Loan may exceed the principal balance of a mortgage loan that conforms to the Guidelines, (ii) maintenance of a PMI Policy will not be required and (iii) the mortgage loan is not an FHA Loan or VA Loan.

UCC: Uniform Commercial Code.

VA: The U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

VA Approved Lender: Those lenders which are approved by the VA to act as a lender in connection with the origination of VA Loans.

VA Guaranty Proceeds: The proceeds of any payment of a VA Loan Guaranty Certificate.

VA Loan: An Eligible Loan which is the subject of a VA Loan Guaranty Certificate as evidenced by a VA Loan Guaranty Certificate, or an Eligible Loan which is a vendee loan sold by the VA.

VA Loan Guaranty Certificate: The obligation of the United States to pay a specific percentage of an Eligible Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.

VA Regulations: Regulations promulgated by the U.S. Department of Veterans Affairs pursuant to the Servicemen’s Readjustment Act, as amended, codified in 38 Code of Federal Regulations, and other VA issuances relating to VA Loans, including related handbooks, circulars and notices.

Wet Funded Loan: A mortgage loan that is originated by the Seller and purchased by the Administrative Agent (on behalf of the Owners), prior to the delivery of the Mortgage Note to the Custodian.

Wet Funded Loan Limitation: On any day starting on the 45th day after the date of this Agreement, the average daily percentage for the preceding 30 days of Wet Funded Loans, excluding Landscape Loans, as a percentage of Eligible Loans (based on principal balance) may not exceed 45%.

ARTICLE II

SALE OF ELIGIBLE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS

Section 2.1 Transfer of Eligible Loans.

At the time of any transfer pursuant to Section 2.2 hereof, the Seller hereby sells, assigns, sets over and conveys to the Administrative Agent for the benefit of the Owners, and the Owners hereby cause the Administrative Agent, on behalf of the applicable Owner or Owners, to accept such assignment, conveyance and transfer from the Seller but subject to the terms of this Agreement, of all the right, title and interest (not including (i) servicing rights with respect to the Eligible Loans, which shall be retained by the Seller pursuant to the terms of this Agreement, or (ii) the Seller’s obligation to fund advances for any HELOC pursuant to the related Home Equity Line Agreement up to the Credit Limit) of the Seller in and to any Eligible Loans, including Wet Funded Loans, originated or purchased by the Seller, together with any Related Security and Collections related to such Eligible Loans; provided, however, that the Administrative Agent (on behalf of the Owners) shall not at any time be required to accept Eligible Loans if after such transfer, the Net Investment would be greater than the then-current Program Size; provided, further, that mortgage loans transferred on each Closing Date must satisfy the Eligibility Criteria. The Seller shall provide a notice (a “Transfer Notice”) to the Administrative Agent and the Agent not later then 4:00 p.m., New York City time, one Business Day prior to the execution of any Transfer Supplement of its intention to transfer a Portfolio to the Administrative Agent (on behalf of the Owners) pursuant to a Transfer Supplement. In such notice, the Seller shall inform the Administrative Agent of the aggregate Outstanding Principal Balance of the Eligible Loans that it intends to transfer on such date, the Mark to Market Price of the Eligible Loans and the Transfer Price thereof and a preliminary Transfer Supplement shall be annexed thereto. The subject Portfolio shall be assigned, conveyed and transferred by the Seller to the Administrative Agent (on behalf of the Owners) as described in Section 2.2 hereof. Each Transfer Supplement shall be executed by the Seller and the Administrative Agent at the time of the transfer of the subject Portfolio. Notwithstanding the foregoing, the Administrative Agent, each Owner and the Seller each acknowledge and agree that the Seller is the owner of the servicing rights with respect to the Eligible Loans subject to the terms of this Agreement, and the Seller, as Servicer hereunder, is responsible for all servicing duties, in the absence of a Servicer Event of Default.

It is intended that the transfer, assignment and conveyance herein contemplated constitute a sale of the Eligible Loans, conveying good title thereto free and clear of any Liens from the Seller to the Administrative Agent (on behalf of the Owners) and that the Eligible Loans not be part of the Seller’s estate in the event of insolvency. In the event that Eligible Loans are held to be property of the Seller or if for any other reason this Agreement is held or deemed to create a security interest in the Eligible Loans, the parties intend that the Seller shall be deemed to have granted to the Administrative Agent (on behalf of the Owners) and does hereby grant a first priority perfected security interest in the Eligible Loans, in the Related Security and all the Collections related thereto now existing or hereafter arising for the purpose of securing the rights of the Administrative Agent (on behalf of the Owners) and the Owners under this Agreement, and that this Agreement shall constitute a security agreement under applicable law.

The Purchaser hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as the Administrative Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Administrative Agent (on behalf of the Owners) in connection herewith. Such financing statements may describe the collateral in the same manner as described in any security agreement or pledge agreement entered into by the parties in connection herewith or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Administrative Agent (on behalf of the Owners) in connection herewith, including, without limitation, describing such property as “all assets” or “all property,” whether now owned or hereafter acquired.

Section 2.2 Transfer Limits.

(a)     Subject to the terms and conditions hereof, the Seller may at any time and from time to time at its option sell, transfer and convey to the Administrative Agent (as agent for the applicable Owner or Owners) and the applicable Owner or Owners agree to cause the Administrative Agent, on behalf of the applicable Owner or Owners, to purchase from the Seller of each and every Eligible Loan identified on the Transfer Schedule attached to the Transfer Supplement relating to such Eligible Loans, together with the Related Security and all Collections with respect thereto (each an “Incremental Transfer”). Each Incremental Transfer shall be in an amount of $1,000,000 or any higher multiple of $100,000.

(b)     If, on any Closing Date for an Incremental Transfer, the Transfer Price to be paid on such date for such Incremental Transfer would cause the Net Investment to exceed the Maximum Net Investment or the Net Investment to exceed the Aggregate Adjusted Mark to Market Price, the Owners may, at their option, either refuse to accept such Incremental Transfer or make a smaller Incremental Transfer such that, immediately after the payment of the smaller Transfer Price, the Net Investment would not exceed the Maximum Net Investment. The Owners shall not be obligated to increase the Maximum Net Investment.

Section 2.3 All Transfers; Possession of Mortgage Loan Files; Maintenance of Mortgage Loan Files.

(a)     Subsequent to each Transfer, the Administrative Agent shall have all right, title and interest of the Seller (other than the servicing rights, which shall be retained by the Seller subject to the terms of this Agreement) in and to the Eligible Loans, the Related Security and all Collections with respect thereto, on behalf of the Owners. The Administrative Agent shall hold such interest in the Eligible Loans on behalf of the Owners in accordance with each Owners’ percentage interest in the Eligible Loans (determined on the basis of the relationship that the portion of the Net Investment funded by such Owner bears to the aggregate Net Investment of the all Owners at such time).

(b)     Pursuant to Section 2.6(b), as soon as practicable but in any event on or before the date which is 30 days after any sale of Eligible Loans to the Administrative Agent (on behalf of the Owners), the Seller shall deliver each Mortgage Note, including Mortgage Notes on Wet Funded Loans (subject to the Wet Funded Loan Limitation), to the Custodian as agent of the Administrative Agent. The Seller shall deliver the related Loan Documents to the Servicer and the contents of each Mortgage Loan File shall be held in trust by the Servicer for the benefit of the Owners. The possession of each Mortgage Loan File by the Servicer is at the will of the Administrative Agent for the sole purpose of servicing the related Eligible Loan and such retention and possession by the Servicer is in a custodial capacity only. Upon the sale of the Eligible Loans, each Mortgage Note, the related Mortgage, the Related Security and all Collections and the related Mortgage Loan File shall vest immediately in the Administrative Agent (on behalf of the Owners), and the ownership of all records and documents with respect to the related Eligible Loan prepared by or which come into the possession of the Servicer shall vest immediately in the Administrative Agent (on behalf of the Owners) and shall be retained and maintained by the Servicer, in trust, at the will of the Administrative Agent (on behalf of the Owners) and only in such custodial capacity. The Servicer’s master data processing records shall be marked appropriately to reflect clearly the transfer of the related Eligible Loans to the Administrative Agent (on behalf of the Owners). The Custodian shall only release its custody of the contents of any Mortgage Loan File in its possession accordance with the Custodial Agreement.

The Mortgage Loan File shall consist of the following documents (constituting, collectively, the “Loan Documents”), and such other documents as the Administrative Agent may require from time to time:

(1) the original of any guarantee executed in connection with the Mortgage Note (if any);

(2) the original Mortgage with evidence of recording thereon. If in connection with any Eligible Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Servicer, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an officer’s certificate of the Seller stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Servicer upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(3) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon;

(4) any original duly executed Assignment of Mortgage for each Eligible Loan, in form and substance acceptable for recording, and all interim assignments with evidence of recording thereon, if any; if the Eligible Loan was acquired by the Seller in a merger, any Assignment of Mortgage must be made by “[Seller], successor by merger to [name of predecessor].” If the Eligible Loan was acquired or originated by the Seller while doing business under another name, any Assignment of Mortgage must be by “[Seller], formerly known as [previous name].” If the Eligible Loan was acquired by the Seller as receiver for another entity, any Assignment of Mortgage must be by “[Seller], receiver for [name of entity in receivership].” Any Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law to perfect or on direction of the Administrative Agent as provided in this Agreement. If any Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Custodian. If any Assignment of Mortgage is not to be recorded, such Assignment of Mortgage shall be delivered in blank;

(5) the originals of all intervening assignments of mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Servicer, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Servicer upon receipt thereof by the Seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in a case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

(6) if available, the original mortgagee title insurance policy or attorney’s opinion of title and abstract of title, or if the policy has not yet been issued, (a) the irrevocable written commitment, interim binder or marked up binder for a title insurance policy issued by the title insurance company dated and certified as of the date the Eligible Loan was funded, or (b) a copy of the applicable escrow instructions indicating the name of the title company with, in either case, a statement by the title insurance company or closing attorney on such binder or commitment or escrow instructions that the priority of the lien on the related Mortgage during the period between the date of the funding of the related Eligible Loan and the date of the related title policy is insured;

(7) the original of any security agreement, chattel mortgage, securities account control agreement, guarantee, filings or equivalent document executed in connection with the Mortgage;

(8) the original of any primary mortgage insurance policy (if any); and

(9) if the Eligible Loans are sold to the Agencies, the originals of other documents, forms, releases, certifications and papers required by the applicable Agency Custodial Agreement.

Section 2.4 Determination of Transfer Price; Deposit by Seller.

(a)     Upon notice from the Seller to the Administrative Agent of the prospective transfer of a Portfolio by the Seller to the Administrative Agent (on behalf of the Owners) under Section 2.2 hereof, the Seller shall submit to the Administrative Agent (i) a Transfer Supplement and Transfer Schedule and (ii) the Closing Date for the sale of the Portfolio. The Seller shall not choose a preliminary Closing Date which is less than one Business Day from the date that the Administrative Agent receives the items specified in the preceding sentence. Not later than 8:00 a.m. on the Closing Date, the Seller shall notify the Administrative Agent of its calculation of the Transfer Price for the

Portfolio. If the Administrative Agent does not agree with such calculation or the Transfer does not close for any other reason, the Closing Date for the Portfolio shall be rescheduled to a later date, at its option, by the Seller. The Administrative Agent (on behalf of the Owners) and the Seller shall use their best efforts to close the transfer of any Portfolio on any such Closing Date. The Administrative Agent (on behalf of the Owners) shall pay to the Seller the Transfer Price of any Eligible Loan transferred to the Administrative Agent (on behalf of the Owners) hereunder in immediately available funds not later than 2:00 p.m., New York City time, on the Closing Date. Each mortgage loan must satisfy the Eligibility Criteria and the Eligibility Representations.

(b)     The Transfer Price of the initial Transfer shall equal the Owners’ initial Net Investment. Each Transfer Notice shall be irrevocable and binding on the Seller and the Seller shall indemnify the applicable Owner or Owners against any loss or expense incurred by the applicable Owner or Owners, as a result of any failure by the Seller to complete such Transfer including, without limitation, any loss (including loss of anticipated profits) or expense incurred by the applicable Owner or Owners, either directly or indirectly, including, in the case of the Purchaser, losses and expenses incurred through the Program Credit Agreement, by reason of the liquidation or reemployment of funds acquired by the applicable Owner or Owners (including, without limitation, funds obtained by issuing commercial paper (in the case of the Purchaser) or promissory notes or obtaining deposits as loans from third parties) for the applicable APA Purchaser or APA Purchasers to fund such Incremental Transfer; provided, however, that the Seller shall have no obligation to indemnify any Owner for any loss or expense resulting from failure of the Administrative Agent, the Purchaser or any APA Purchaser to perform its obligations hereunder. The Owner or Owners shall make a good faith effort to mitigate any of the losses or expenses described in the preceding sentence and incurred as a result of the failure by the Seller to complete such Incremental Transfer including, without limitation, any loss (including loss of anticipated profits) or expense incurred by the applicable Owner or Owners, either directly or indirectly including, in the case of the Purchaser, losses and expenses incurred through the Program Credit Agreement. The Administrative Agent shall notify the Seller of the amount determined by the applicable Owner or Owners for such loss or expense. Such amount shall be due and payable by the Seller to the Administrative Agent for distribution to the applicable Owner or Owners ten Business Days after such notice is given.

Section 2.5 Transfer Commitment Term.

The commitment of the Administrative Agent (on behalf of the Owners) under this Agreement to accept the Transfer of any interest in Eligible Loans shall expire on the Expiration Date.

Section 2.6 Books and Records; Transfers of Eligible Loans; Custodial Agreement.

(a)     From and after each related Closing Date, all rights arising with respect to the Eligible Loans transferred (not including (i) servicing rights with respect to the Eligible Loans, which shall be retained by the Seller subject to the terms of this Agreement or (ii) the Seller’s obligation to fund future advances for any HELOC pursuant to the related Home Equity Line Agreement up to the Credit Limit) pursuant to any Transfer Supplement including but not limited to all funds received on or in connection with the Eligible Loans, shall be received and held by the Servicer in trust for the benefit of the Administrative Agent (on behalf of the Owners). Pursuant to the Custodial Agreement, the Custodian shall hold all of the Mortgage Notes as described in such Custodial Agreement.

The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Eligible Loan which shall be marked clearly to reflect the transfer of each Eligible Loan to the Administrative Agent (on behalf of the Owners). In particular, the Servicer shall maintain in its possession, available for inspection by the Administrative Agent, the Agent or their respective designees, evidence of compliance with applicable laws, rules and regulations. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds, Insurance Proceeds, VA Guaranty Proceeds, FHA Proceeds or Securitization proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of the Guidelines.

The Servicer shall maintain with respect to each Eligible Loan and shall make available for inspection, upon reasonable advance notice, at the offices of the Servicer during normal business hours by the Administrative Agent, the Agent, any CP Dealer or their respective designees the related Mortgage Loan File during the time the Administrative Agent retains ownership of an Eligible Loan and thereafter in accordance with applicable laws and regulations.

(b)     Pursuant to the Custodial Agreement delivered to the Purchaser in connection with the Original Repurchase Agreement, the Seller shall, from time to time in connection with each Transfer of Eligible Loans pursuant to the terms of this Agreement, deliver to the Custodian, on or before the date which is 30 days after the related Closing Date, the Mortgage Note for each Eligible Loan transferred. The Custodian shall hold all Mortgage Notes in trust as agent for the Administrative Agent (on behalf of the Owners).

Section 2.7 Selection of Interest Rates and Interest Periods; Eurodollar Protection; Illegality.

(a)     Prior to the Expiration Date; Eligible Loans Held on Behalf of the Purchaser.

At all times hereafter, but prior to the Expiration Date and not with respect to any undivided interest in the Eligible Loans held on behalf of the APA Purchasers (or any of them), the Seller may, subject to the Purchaser’s approval and the limitations described below, request that the Net Investment be allocated among one or more funding periods, so that the aggregate amounts so allocated at all times shall equal the Net Investment held on behalf of the Purchaser. The Seller shall give the Purchaser irrevocable notice by telephone of the new requested funding period(s) at least one (1) Business Day prior to the expiration of any then existing funding period; provided, however, that the Purchaser may select, in its sole discretion, any such new funding period if (i) the Seller fails to provide such notice on a timely basis or (ii) the Purchaser determines, in its sole discretion, that the funding period requested by the Seller is unavailable or for any reason commercially undesirable. The Purchaser confirms that it is its intention to fund all or substantially all of the Net Investment held on behalf of it by issuing Related Commercial Paper and that it will use its reasonable best efforts to fund through the issuance of Related Commercial Paper if it is commercially reasonable to do so; provided that the Purchaser may determine, from time to time, in its sole discretion, that funding such Net Investment by means of Related Commercial Paper is not possible or is not desirable for any reason.

(b)     After the Expiration Date; Eligible Loans Held on behalf of the Purchaser.

At all times on and after the Expiration Date, with respect to any portion of the Eligible Loans which shall be held by the Administrative Agent on behalf of the Purchaser, the Administrative Agent shall select all funding periods and rates applicable thereto.

(c)     Prior to the Expiration Date; Eligible Loans Held on Behalf of APA Purchasers.

At all times with respect to any undivided interest in the Eligible Loans held by the Administrative Agent on behalf of the APA Purchasers, but prior to the Expiration Date, the initial funding period applicable to such portion of the Net Investment allocable thereto shall be a period of not greater than 14 days and shall accrue Carrying Costs on the basis of the Base Rate. Thereafter, with respect to such portion, and with respect to any other portion of the Eligible Loans held on behalf of the APA Purchasers (or any of them), provided that the Expiration Date shall not have occurred, Carrying Costs shall accrue with respect thereto at either the Base Rate or the Adjusted LIBOR Rate, at the Seller’s option. The Seller shall give the Administrative Agent irrevocable notice by telephone of the new requested funding period at least three (3) Business Days prior to the expiration of any then existing funding period. If the Seller has requested that Carrying Costs accrue at the Adjusted LIBOR Rate, the funding period shall commence three (3) London Business Days after notice of such request (and prior to such commencement shall accrue at the applicable rate for the prior funding period or otherwise shall accrue at the Base Rate). Each funding period for which Carrying Costs accrue at the Adjusted LIBOR Rate shall be for a period of 1, 2 or 3 months. In the case of any funding period outstanding upon the occurrence of the Expiration Date, such funding period shall end on the date of such occurrence.

(d)     After the Expiration Date; Eligible Loans Held on Behalf of APA Purchasers.

At all times on and after the Expiration Date, with respect to any portion of the Eligible Loans held by the Administrative Agent on behalf of the APA Purchasers, the Administrative Agent shall select all funding periods and rates applicable thereto.

(e)     Eurodollar Rate Protection; Illegality.

(i) If the Administrative Agent is unable to obtain on a timely basis the information necessary to determine the LIBOR Rate for any proposed funding period, then

(A) the Administrative Agent shall forthwith notify the Purchaser or APA Purchasers, as applicable, and the Seller that the Adjusted LIBOR Rate cannot be determined for such funding period, and

(B) while such circumstances exist, neither the Purchaser, the APA Purchasers nor the Administrative Agent shall allocate the Net Investment of any additional Eligible Loans purchased during such period or reallocate the Net Investment allocated to any then existing funding period ending during such period, to a funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate.

(ii) If, with respect to any outstanding funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate, any of the APA Purchasers on behalf of which the Administrative Agent holds any Eligible Loans therein notifies the Administrative Agent that it is unable to obtain matching deposits in the London inter-bank market to fund its purchase or maintenance of its share of the Net Investment in such Eligible Loans or that the Adjusted LIBOR Rate applicable to its Net Investment in such Eligible Loans will not adequately reflect the cost to the APA Purchaser of funding or maintaining its respective Net Investment for such funding period then the Administrative Agent shall forthwith so notify the Seller, whereupon neither the Administrative Agent nor the APA Purchasers, as applicable, shall, while such circumstances exist, allocate any Net Investment of any additional Eligible Loans purchased during such period or reallocate the Net Interest allocated to any funding period ending during such period, to a funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate, and such APA Purchaser’s share of the Net Investment allocated to such funding period shall be deemed to accrue Carrying Costs on the basis of the Base Rate from the effective date of such notice until the end of such funding period.

(iii) Notwithstanding any other provision of this Agreement, if any of the APA Purchasers, as applicable, shall notify the Administrative Agent that such APA Purchaser has determined that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful to fund or maintain its Net Investment in Eligible Loans at the Adjusted LIBOR Rate, then (x) as of the effective date of such notice from such APA Purchaser to the Administrative Agent, the obligation or ability of the APA Purchaser to fund its Net Investment at the Adjusted LIBOR Rate shall be suspended until such APA Purchaser notifies the Administrative Agent that the circumstances causing such suspension no longer exist and (y) the Net Investment allocated to each funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate in which such APA Purchaser owns an interest shall either (1) if such APA Purchaser may lawfully continue to maintain such Net Investment at the Adjusted LIBOR Rate until the last day of the applicable funding period, be reallocated on the last day of such funding period to another funding period in respect of which the Net Investment allocated thereto which accrues Carrying Costs on a basis other than the Adjusted LIBOR Rate or (2) if such APA Purchaser shall determine that it may not lawfully continue to maintain such Net Investment at the Adjusted LIBOR Rate until the end of the applicable funding period, such APA Purchaser’s share of the Net Investment allocated to such funding period shall be deemed to accrue Carrying Costs on the basis of the Base Rate from the effective date of such notice until the end of such funding period.

Section 2.8 Seller’s Obligation to Pay Carrying Costs.

The Administrative Agent shall notify the Seller on each Determination Date of the Carrying Costs for the preceding Collection Period. On the related Payment Date, the Seller shall pay to the Administrative Agent in immediately available funds an amount equal to such Carrying Costs for deposit by the Administrative Agent to the Carrying Costs Account.

Section 2.9 Allocation of Collections.

(a)     On each day after the day of the initial Incremental Transfer, with respect to all Collections received on such day, the Owners shall be entitled to all Principal Collections, and within one Business Day of receipt thereof the Servicer shall deposit to the Principal Account an amount equal to the aggregate of all such Principal Collections; provided that if a Termination Event shall have occurred and be continuing, all such Principal Collections shall be deposited by the Servicer within one Business Day of the receipt thereof into the Collateral Account for application in reduction of the Net Investment.

(b)     On each day, if a Termination Event shall not have occurred and be continuing, Finance Charge Collections received by the Servicer shall be remitted by the Servicer to the Seller; provided that if a Termination Event shall have occurred and be continuing, within one Business Day of receipt thereof the Servicer shall deposit into the Collateral Account for application in reduction of the Net Investment.

Section 2.10 Seller’s Option to Repurchase Eligible Loans.

The Seller, at its option, may from time to time request the assignment, transfer and conveyance of Eligible Loans from the Administrative Agent (on behalf of the Owners) to the Seller (a “Repurchase”). The subject Eligible Loans shall be repurchased, reassigned and reconveyed to the Seller in accordance with the provisions of Section 2.18 hereof.

Section 2.11 Margin Payment Obligation; Margin Call Account; Withdrawals.

(a)     If at any time the Adjusted Net Investment shall exceed the Aggregate Adjusted Mark to Market Price, by an amount equal to or greater than the Margin Call Trigger Amount (such condition, a “Margin Call Condition”), the Administrative Agent may, by written notice to the Seller, require the Seller to pay to the Administrative Agent (a “Margin Payment”), in an amount (the “Margin Payment Amount”) equal to such excess of the Adjusted Net Investment over the Aggregate Adjusted Mark to Market Price. Provided that such notice is delivered to the Seller by the Administrative Agent prior to 11:00 a.m. on any Business Day on which a Margin Call Condition exists, the Seller shall pay to the Administrative Agent prior to 5:00 p.m. on such Business Day an amount equal to the Margin Payment Amount and if received after 11:00 a.m., such notice shall be deemed received on the next succeeding Business Day.

(b)     All amounts paid by the Seller to the Administrative Agent in respect of Margin Payment Amounts shall be deposited by the Administrative Agent into the Margin Call Account and held for the benefit of the Owners.

(c)     On any day on which a Termination Event shall not have occurred and be continuing, if the amount on deposit in the Margin Call Account exceeds the excess, if any, of the Adjusted Net Investment over the Aggregate Adjusted Mark to Market Price, such excess shall be withdrawn from the Margin Call Account by the Administrative Agent and paid to the Seller.

(d)     If a Termination Event shall have occurred and be continuing, all amounts on deposit in the Margin Call Account, if any, shall be withdrawn by the Admi in reduction of the Net Investment. nistrative Agent and deposited into the Collateral Account and applied

Section 2.12 Liquidation Settlement Procedures.

Following the date on which the Net Investment has been reduced to zero and all other Aggregate Unpaids have been paid in full, (i) the Administrative Agent, on behalf of the Owners, shall be considered to have reconveyed to the Seller all of the Administrative Agent’s right, title and interest in and to the Eligible Loans and (ii) the Administrative Agent, on behalf of the Owners, shall execute and deliver to the Seller, at the Seller’s expense, such documents or instruments as are necessary to terminate the Administrative Agent’s interest in the Eligible Loans. Any such documents shall be prepared by or on behalf of the Seller.

Section 2.13 Protection of Ownership Interest of the Administrative Agent (on behalf of the Owners).

The Seller agrees that it will from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Administrative Agent may reasonably request in order to perfect or protect the interest of the Administrative Agent (on behalf of the Owners) in the Eligible Loans or to enable the Administrative Agent or the Owners to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, the Seller will upon the request of the Administrative Agent or any of the Owners, in order to accurately reflect this assignment, transfer and conveyance transaction, execute and file such financing or continuation statements or amendments thereto or assignments thereof as may be requested by the Administrative Agent or any of the Owners. The Seller shall upon request of the Administrative Agent or any of the Owners obtain such additional search reports as the Administrative Agent or any of the Owners shall request. To the fullest extent permitted by applicable law, the Administrative Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Seller’s signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Seller shall not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC as in effect in the State of New York) nor relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Administrative Agent at least thirty (30) days prior notice thereof and (ii) prepared at Seller’s expense and delivered to the Administrative Agent all financing statements, instruments and other documents necessary to preserve and protect the Eligible Loans and the Net Investment therein or requested by the Administrative Agent in connection with such change or relocation. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Seller.

The Seller agrees that it will at its expense, on or prior to the Closing Date indicate clearly and unambiguously in its master data processing records that the Eligible Loans have been conveyed to the Administrative Agent, for the benefit of the Owners pursuant to this Agreement. The Seller further agrees to deliver or to cause the Servicer to deliver to the Administrative Agent a computer file or microfiche list containing a true and complete list of all such Eligible Loans, identified by loan number and by Outstanding Principal Balance as of the Closing Date. The Seller agrees to deliver or to cause the Servicer to deliver to the Administrative Agent within five (5) Business Days of the request therefor by the Administrative Agent a computer file or microfiche list containing a true and complete list of all Eligible Loans in existence as of the last day of the prior Collection Period, identified by loan number and by Outstanding Principal Balance as of the last day of the prior Collection Period. The Servicer agrees, on behalf of the Seller, at its own expense, by the end of each Collection Period in which any Eligible Loans have been originated to indicate clearly and unambiguously in its master data processing records that the Eligible Loans created have been conveyed to the Administrative Agent, for the benefit of the Owners, pursuant to this Agreement.

Section 2.14 Fees.

The Seller shall pay the non-refundable fees set forth in the Fee Letter. Any of the fees described in the Fee Letter which are accrued but unpaid on the Expiration Date shall be paid in full by the Seller on the Expiration Date.

Section 2.15 Optional Reduction of Maximum Net Investment; Optional Margin Payment.

(a)     The Seller may reduce in whole or in part the Maximum Net Investment (but not below the Net Investment) by giving the Administrative Agent written notice thereof at least five Business Days before such reduction is to take place; provided, however, that any partial reduction shall be in an amount of $5,000,000 or any higher multiple of $1,000,000. The Seller shall pay the Purchaser any accrued and unpaid Transfer Availability Fee on the date of such reduction with respect to the reduction amount.

(b)     If, at any time, the Net Investment exceeds the Aggregate Adjusted Mark to Market Price, the Seller may fund the Margin Call Account on the next Business Day after such determination in an amount up to an amount sufficient to cause the Adjusted Net Investment not to exceed the Aggregate Adjusted Mark to Market Price.

Section 2.16 Mandatory Repurchase Under Certain Circumstances.

(a)     The Seller agrees to repurchase from the Administrative Agent (as agent for the Owners) each Eligible Loan if at any time the Administrative Agent, on behalf of the Owners, shall cease to have a perfected ownership interest, or a first priority perfected security interest, in such Eligible Loan, free and clear of any Lien (except as provided herein), within five days of notice thereof by the Administrative Agent. The Repurchase Price shall be paid by the Seller to the Administrative Agent for deposit to the Collateral Account for application in reduction of the Net Investment. The subject Eligible Loans shall be repurchased, reassigned and reconveyed to the Seller in accordance with the provisions of Section 2.18 hereof.

(b)     If an APA Purchaser’s Purchase Commitment (as defined in the Revolving Asset Purchase Agreement) terminates and no other APA Purchaser(s) or replacement APA Purchaser(s) accept such terminating APA Purchaser’s Purchase Commitment, the Maximum Net Investment shall be automatically reduced by the amount of such APA Purchaser’s Purchase Commitment. If, following such reduction of the Maximum Net Investment, the Net Investment is greater than the Maximum Net Investment, the Seller agrees to repurchase from the Administrative Agent sufficient Eligible Loans that upon the payment of the Repurchase Price therefor to the Administrative Agent for deposit to the Collateral Account for application in reduction of the Net Investment, the Adjusted Net Investment will be less than the Maximum Net Investment. Such payment or funding shall occur on the date of termination of the APA Purchaser’s Purchase Commitment. The subject Eligible Loans shall be repurchased, reassigned and reconveyed to the Seller in accordance with the provisions of Section 2.18 hereof.

(c)     The Seller hereby agrees, with respect to each Eligible Loan transferred to the Administrative Agent (on behalf of the Owners) hereunder, to repurchase such Eligible Loan from the Administrative Agent not later than 364 days following the transfer thereof to the Administrative Agent at a price equal to the Repurchase Price of such Eligible Loan. The Seller also agrees to repurchase (i) each Defaulted Loan within five (5) Business Days of such Eligible Loan becoming a Defaulted Loan, (ii) each Eligible Loan (other than a Defaulted Loan or Delinquent Loan) that ceases to satisfy the Eligibility Criteria within five (5) Business Days of such failure, and (iii) all Eligible Loans on or before the termination of the Revolving Asset Purchase Agreement or upon the delivery of a Notice of Termination pursuant to Section 11.2 hereof, in each case for an amount equal to the Repurchase Price thereof. In connection with each such repurchase, the Seller shall pay to the Administrative Agent an amount equal to the Repurchase Price for such Eligible Loan. The subject Eligible Loans shall be repurchased, reassigned and reconveyed to the Seller in accordance with the provisions of Section 2.18 hereof.

(d)     If on any day the Net Investment is greater than the Maximum Net Investment then the Seller shall immediately repurchase from the Administrative Agent (on behalf of the Owners) at the respective Repurchase Prices thereof sufficient Eligible Loans so that, when the aggregate Repurchase Price is deposited into the Collateral Account, the Adjusted Net Investment will be less than or equal to the Maximum Net Investment. The aggregate Repurchase Price shall be deposited to the Collateral Account for application in reduction of the Net Investment. The subject Eligible Loans shall be repurchased, reassigned and reconveyed to the Seller in accordance with the provisions of Section 2.18 hereof.

Section 2.17 Payments and Computations, Etc.; Allocation of Collections.

(a)     All per annum fees payable under this Agreement shall be calculated for the actual days elapsed on the basis of a 360-day year. All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof in immediately available funds no later than (i) in the case of the Seller, 12:30 p.m. (New York City time) on the day when due and (ii) in the case of the Servicer, no later than 11:30 a.m. (New York City time) on the day when due; if such amounts are payable to an Owner or Owners they shall be paid or deposited in the Administrative Agent’s account indicated on the signature page hereof, until otherwise notified by the Administrative Agent. The Seller shall, to the extent permitted by Law, pay to the Administrative Agent for the account of each Owner upon demand of the Administrative Agent, interest on all amounts not paid or deposited when due to the Administrative Agent for the account of each Owner hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed other than computations of interest calculated by reference to the Base Rate which shall be calculated on the basis of a 365- or 366- day year, as applicable.

Section 2.18 Repurchase Procedures.

(a)     With respect to each repurchase of an Eligible Loan by the Seller or the Servicer (each, a “Repurchaser”) hereunder, the Repurchaser shall provide a notice (a “Repurchase Notice”) to the Administrative Agent and the Agent not later than 4:00 p.m., New York City time, one Business Day prior to the execution of a Repurchase Supplement of its intention to effect a repurchase of Eligible Loans. In such notice, the Repurchaser shall specify the Eligible Loans it intends to repurchase on such date and the Repurchase Price thereof and shall attach a preliminary Repurchase Schedule listing such Eligible Loans. Each Repurchase Supplement shall be executed by the Repurchaser and the Administrative Agent (on behalf of the Owners) at the time of the repurchase of the subject Eligible Loans.

(b)     Upon notice by the Repurchaser to the Administrative Agent of the prospective repurchase of Eligible Loans, the Repurchaser shall submit to the Administrative Agent (i) a Repurchase Supplement and Repurchase Schedule and (ii) the Closing Date for the repurchase of the Eligible Loans identified on the Repurchase Schedule. The Repurchaser shall not choose a preliminary Repurchase Date which is less than one Business Day from the date that the Administrative Agent receives the items specified in the preceding sentence. Not later than 9:00 a.m. on the Repurchase Date, the Repurchaser shall notify the Administrative Agent of its calculation of the Repurchase Price for the Eligible Loans to be repurchased. If the Administrative Agent does not agree with such calculation or the Transfer does not close for any other reason, the Repurchase Date for such Eligible Loans shall be rescheduled to a later date by the Repurchaser. The Administrative Agent (on behalf of the Owners) and the Repurchaser shall use their best efforts to close the repurchase of any such Eligible Loans on any such Repurchase Date. Each Repurchase Supplement shall be executed by the Repurchaser and the Administrative Agent at the time of the repurchase of the subject Eligible Loans.

(c)     On the date of such repurchase, the Repurchaser shall pay to the Administrative Agent not later than 4:00 p.m., New York City time, in immediately available funds an amount equal to such Repurchase Price. Upon receipt of the Repurchase Price thereof by the Administrative Agent, the Administrative Agent (on behalf of the Owners) and the Repurchaser shall arrange for the Repurchase of such Eligible Loans to the Repurchaser and the delivery to the Repurchaser of any documents held by the Custodian relating to the repurchased Eligible Loans. If no Termination Event has occurred and is continuing, the Administrative Agent shall pay to the Repurchaser on such Repurchase Date all amounts held in the Principal Account that were received as Principal Collections on such Eligible Loans.

(d)     The aggregate Repurchase Price paid by the Repurchaser to the Administrative Agent shall, upon receipt by the Administrative Agent, be deposited by the Administrative Agent into the Collateral Account for application in reduction of the Net Investment.

(e)     Subsequent to each Repurchase, the Repurchaser shall have all right, title and interest of the Owners in the subject Eligible Loans, and in the Related Security and all Collections with respect thereto.

(f)     At the time of each repurchase, Repurchase and reconveyance of mortgage loans by the Administrative Agent to the Repurchaser, each Owner, ratably in accordance with the percentage interest of such Owner in such mortgage loans, hereby causes the Administrative Agent, on behalf of such Owner, to reassign, retransfer and reconvey to the Repurchaser the interest of such Owner in such mortgage loans, together with Related Security and Collections.

Section 2.19 [RESERVED]

Section 2.20 Conditions to Initial Transfer.

On or prior to the date of the execution of the Original Repurchase Agreement, each of the Company and the Guarantor, as applicable (each a “Corporation”), shall deliver to the Administrative Agent the following documents and instruments, all of which shall be in a form and substance acceptable to the Administrative Agent (with such additional copies thereof as the Administrative Agent may request):

(a)     A copy of the resolutions of the Board of Directors of the Corporation certified as of December 11, 1998 by the Corporation’s secretary or assistant secretary authorizing the execution, delivery and performance of this Agreement and the other documents to be delivered by the Corporation hereunder and approving the transactions contemplated hereby and thereby;

(b)     The Articles of Incorporation or organizational documents of the Corporation certified as of a date reasonably near December 11, 1998 by the Secretary of State or other similar official of the Corporation’s jurisdiction of incorporation;

(c)     A good standing certificate for the Corporation issued by the Secretary of State or other similar official of the Corporation’s jurisdiction of incorporation, certificates of qualification as a foreign corporation or foreign limited liability company issued by the Secretaries of State or other similar officials of the jurisdiction where such qualification is material to the transactions contemplated by this Agreement and certificates of the appropriate state official in each jurisdiction specified by the Administrative Agent as to the absence of any tax Liens against the Corporation under the laws of such jurisdiction, each such certificate to be dated a date reasonably near December 11, 1998;

(d)     A certificate of the secretary or assistant secretary of the Corporation dated December 11, 1998 and certifying (i) the names and signatures of the officers authorized on the Corporation’s behalf to execute, and the officers and other employees authorized to perform, this Agreement and any other documents to be delivered by the Corporation hereunder (on which certificate the Administrative Agent and each Owner may conclusively rely until such time as the Administrative Agent shall receive from the Corporation a revised certificate meeting the requirements of this clause (d)(i)) and (ii) a copy of such Corporation’s By-laws;

(e)     Acknowledgement copies of proper financing statements (Form UCC-3), if any, necessary under the laws of all appropriate jurisdictions to release all security interests and other rights of any person in Eligible Loans previously granted by the Seller.

(f)     Certified copies of requests for information or copies (Form UCC-11) (or similar search report certified by parties acceptable to the Administrative Agent) dated a date reasonably near the date of the initial Incremental Transfer listing all effective financing statements which name the Seller (under its present name and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to item (e) above, together with copies of such financing statements (none of which shall cover any Eligible Loans;

(g)     A favorable opinion or opinions of counsel for the Corporation, dated December 11, 1998 relating to corporate matters, legality, validity and enforceability of this Agreement, perfection of the Owners’ ownership or security interest in the Eligible Loans and such other matters as the Administrative Agent may reasonably request;

(h)     An Officer’s Certificate of the Corporation, dated December 11, 1998, in form and substance acceptable to the Administrative Agent;

(i)     The arrangement fee described in the Fee Letter;

(j)     The Transfer Notice for the Initial Incremental Transfer hereunder;

(k)     The Seller shall have delivered or caused to be delivered to the Administrative Agent a computer file or tape containing a true and complete list of all Eligible Loans, identified by loan number, Mortgagor’s name and by Outstanding Principal Balance of each Eligible Loan; and

(l)     Such other documents as the Purchaser shall reasonably request.

In addition, it shall be a condition precedent to the initial Incremental Transfer hereunder that APA Purchasers have executed signature pages to the Revolving Asset Purchase Agreement evidencing an aggregate Maximum Purchase Amount (as defined therein) of at least $500,000,000.

Section 2.21 Conditions to Incremental Transfers

The truth and correctness of the representations and warranties and conditions in Article III hereof as of the date of the initial Incremental Transfer and each subsequent Incremental Transfer pursuant to Section 2.2 hereof as though made on and as of such date, compliance with the covenants and agreements in Articles II, IV, V and VI hereof, the requirement that no Termination Event or Potential Termination shall occur as a result of such Incremental Transfer, in the case of an Incremental Transfer, the satisfactory completion of any due diligence conducted by the Administrative Agent with respect to the Eligible Loans and the related Mortgagors which are the subject of such Transfer and the receipt by the Owners or the Administrative Agent of any approvals, opinions or other documents as the Owners or the Administrative Agent shall have reasonably requested shall be conditions precedent to any Incremental Transfer under Section 2.2 hereof.

Section 2.22 Principal Account.

(a)     If a Termination Event occurs and is continuing, moneys in the Principal Account shall be deposited to the Collateral Account and applied in reduction of the Net Investment.

(b)     If a Termination Event has not occurred, moneys in the Principal Account representing Principal Collections shall be distributed in accordance with Section 2.10.

ARTICLE III

REPRESENTATIONS AND WARRANTIES; COVENANTS; REMEDIES AND BREACH

Section 3.1 Representations and Warranties of The Company.

The Company, as Seller and Servicer, represents and warrants to the Purchaser (and for the benefit of the Administrative Agent) that as of each applicable Closing Date and as of the date of the sale or Securitization of each Eligible Loan:

(a)     Due Organization and Authority. The Company is duly organized, validly existing and in good standing under the laws of New Jersey and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if required to conduct business of the type conducted by it, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of any Eligible Loan sold hereunder and the servicing of any such Eligible Loan in accordance with the terms of this Agreement and any Transfer Supplement; the Company has the full power and authority to execute and deliver this Agreement and any Transfer Supplement and to perform its obligations in accordance herewith and therewith; the execution, delivery and performance of this Agreement and any Transfer Supplement by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company; all requisite corporate action has been taken by the Company to make this Agreement and any Transfer Supplement valid and binding upon the Company in accordance with its terms; this Agreement and any Transfer Supplement each evidences the valid, binding and enforceable obligation of the Company, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(b)     Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(c)     No Conflicts. Neither the execution and delivery of this Agreement or any Transfer Supplement, the acquisition of Eligible Loans by the Company, the sale of Eligible Loans to the Administrative Agent (on behalf of the Owners) or the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement or any Transfer Supplement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Company’s charter or by-laws or any material agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation in any material respect of any applicable law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Administrative Agent (on behalf of the Owners) to realize on the Eligible Loans in any material respect, or impair the value of the Eligible Loans in any material respect, or impair in any material respect the ability of the Administrative Agent (on behalf of the Owners) to realize the full mortgage insurance benefits (i) of the FHA Mortgage Insurance Contract with respect to FHA Loans; (ii) of the VA Loan Guaranty Certificate with respect to VA Loans; or (iii) other insurance benefits accruing pursuant to this Agreement, including but not limited to any PMI Policy.

(d)     Ability to Service. The Company is an Approved Seller/Servicer of Eligible Loans for GNMA and either of FNMA or FHLMC with the facilities, procedures, and experienced personnel necessary for the servicing of Eligible Loans. The Company is in good standing to sell mortgage loans to and service mortgage loans for GNMA and either of FNMA or FHLMC and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with the eligibility requirements in all material respects of either of GNMA and FNMA or FHLMC or which would require notification to FNMA, FHLMC or GNMA. As of the Closing Date the Company is an FHA Approved Mortgagee and a VA Approved Lender and has the facilities, procedures, and experienced personnel necessary for the servicing of mortgage loans of the same type as the Eligible Loans. As of the Closing Date, the Company is in good standing to service mortgage loans for FHA and VA, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with FHA or VA eligibility requirements in all material respects, or which would require notification to either the FHA or VA.

(e)     Reasonable Servicing Fee. The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services as compensation for the servicing and administration and arranging for the sale or Securitization of the Eligible Loans pursuant to this Agreement and shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Eligible Loans pursuant to this Agreement.

(f)     No Litigation Pending. There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or any Transfer Supplement or the Eligible Loans or of any action taken or to be taken in connection with the obligations of the Company contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement or any Transfer Supplement.

(g)     No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body including, without limitation, HUD, FHA or VA, is required for the execution, delivery and performance by the Company of or compliance by it with this Agreement or any Transfer Supplement or the sale of the Eligible Loans, or if required, such approval has been obtained.

(h)     Selection Process. Any Portfolio of mortgage loans sold pursuant to a Transfer Supplement was selected from mortgage loans originated by the Seller or purchased by the Seller from third parties and are Eligible Loans which satisfy the Eligibility Representations and any selection process employed by it was not made in a manner so as to materially adversely affect the interest of the Purchaser.

(i)     No Untrue Information. Neither this Agreement, any Transfer Supplement nor any statement, report or other document prepared by the Seller or to be prepared by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact relating to the Seller or the Eligible Loans or omits to state a fact necessary to make the statements herein or therein not materially misleading.

(j)     Financial Statements. The Company has delivered to the Administrative Agent consolidated financial statements of PHH Corporation as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of PHH Corporation and its subsidiaries and have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of PHH Corporation’s most recently provided financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement.

(k)     No Brokers’ Fees. The Seller has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in connection with the sale of any Eligible Loans to the Purchaser.

(l)     Fair Consideration. The consideration received by the Seller upon each Incremental Transfer under this Agreement constitutes fair consideration and reasonably equivalent value for the Eligible Loans.

(m)     Ability to Perform. The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement in all material respects. The Company is solvent and the sale of the Eligible Loans is not undertaken to hinder, delay or defraud any of the Company’s creditors.

(n)     Financing Treatment. The Seller has determined that the transfer of the Eligible Loans pursuant to this Agreement will be afforded financing treatment for accounting and tax purposes.

(o)     The Surety Bond. The Surety Bond is in full force and effect and is a legal, valid and binding obligation of the Surety, enforceable in accordance with its terms, except that enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(p)     Premium Payments. The Company agrees to make each premium required under the Surety Bond on or prior to the date on which such premium payment is due. No premium payments are past due on the Surety Bond.

(q)     Permitted Beneficiaries. Each Additional Collateral Mortgage Loan is an “Additional Collateral Mortgage Loan,” as such term is defined in the Surety Bond, and each of the Company and the Purchaser is a “Permitted Beneficiary” of the rights of MLCC thereunder.

(r)     The Additional Collateral Transfer Agreement. The Additional Collateral Transfer Agreement is a legal, valid and binding obligation of MLCC, enforceable in accordance with its terms, except that enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(s)     Security Interest of the Company. Pursuant to the Additional Collateral Transfer Agreement, with respect to each Additional Collateral Mortgage Loan, the Company has a first-priority perfected security interest in each Securities Account, or, if necessary to perfect a first-

priority security interest in each asset contained in such Securities Account, a perfected first-priority security interest in each such asset contained in each Securities Account.

(t)     Security Interest of the Purchaser. Upon the purchase of each Additional Collateral Mortgage Loan, the Purchaser will acquire a first-priority perfect security interest in the related Securities Account.

Section 3.2 Representations and Warranties Regarding Individual Mortgage Loans; Eligibility Representations.

As to each Eligible Loan sold in each Portfolio, the Seller hereby represents and warrants to the Owners that as of each applicable Closing Date and (excluding Section 3.2(d) hereof) as of the date of the sale of each Eligible Loan:

(a)     Eligibility of Mortgage Loans. The mortgage loan is an Eligible Loan.

(b)     Eligible Loans as Described. The information set forth in the Transfer Schedule attached to the applicable Transfer Supplement is complete, true and correct in all material respects.

(c)     Valid First Lien. The Mortgage is either a (i) valid first lien on the Mortgaged Property or (ii) valid second lien on the Mortgaged Property. Except for Mortgaged Property that is the subject of a HELOC, the Mortgaged Property is free and clear of all prior liens and encumbrances and no rights or condition may exist that could give rise to such liens, except for liens for real estate taxes and special assessments not yet due and payable. The Mortgage is a legal, valid and binding obligation of the related borrower, enforceable according to its terms and conditions, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and free from any right of set-off, counterclaim or other claim or defense. No part of the Mortgaged Property has been released from the Mortgage. The terms of the Mortgage have not in any material manner been modified, amended or in any way waived or changed, except as stated in a written modification agreement that is acceptable to and delivered to the Seller and Servicer.

Any security agreement, chattel mortgage, Home Equity Line Agreement or equivalent document related to and delivered in connection with the Eligible Loan establishes and creates a valid, subsisting and enforceable first lien or second lien, as applicable, and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Eligible Loan (except for HELOCs), subject to a mortgage, deed of trust, deed to secure debt, or other security instrument creating a lien senior to the lien of the Mortgage.

(d)     HELOCs: Each HELOC has been conveyed to the Purchaser free and clear of any charge lien, mortgage, pledge, claim, security interest or other encumbrance.

(e)     Ownership. The Seller is the sole owner of record and holder of the Eligible Loan. The Eligible Loan is not assigned or pledged, and the Seller has good and marketable title thereto, and has full right to transfer and sell the Eligible Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Eligible Loan pursuant to the related Transfer Supplement.

(f)     No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Section 3.2(c) above.

(g)     Conformance with Underwriting Standards. The Eligible Loan was underwritten in accordance with (i) the Seller’s underwriting standards in effect on the date of origination of such Eligible Loan, and (ii) the Guidelines, if applicable.

(h)     Payments Current. As of the Closing Date, no payments due with respect to the Eligible Loan are 30 days or more past their contractual due date.

(i)     No Mortgagor Bankruptcy; Delinquencies. To the best of the Seller’s knowledge and belief, no Mortgagor is the subject of a bankruptcy or similar proceeding. All payments required to be made up to the Closing Date for each Eligible Loan under the terms of the related Mortgage Note have been made. As of the Closing Date, no payment required under any such purchased Eligible Loan has ever been delinquent more than 30 days.

(j)     No Outstanding Charges. There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Eligible Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Eligible Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest.

(k)     Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any material respect (i) from the date of final endorsement of the Mortgage Note by HUD with respect to FHA Loans, and (ii) from the date of origination for all other mortgage loans, except by a written instrument which has been recorded, if necessary to protect the interest of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and by the FHA for the related FHA Loans, and the VA for the related VA Loans, and its terms are reflected on the related Transfer Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and by the FHA for the related FHA Loans, and the VA for the related VA Loans, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the related Transfer Schedule.

(l)     No Defenses. The Eligible Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or, with respect to FHA Loans, impair the Purchaser’s ability to collect full insurance benefits under the FHA Mortgage Insurance Contract, without indemnity to HUD, or, with respect to VA Loans, impair the Purchaser’s ability to collect full value under the VA Loan Guaranty Certificate upon the Mortgagor’s default, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Eligible Loan was originated.

(m)     Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by (i) an FHA approved insurer with respect to each FHA Loan, (ii) a VA approved insurer with respect to each VA Loan or (iii) a generally acceptable insurer against loss by fire and extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.11 hereof and of FHA and VA, if applicable. If upon origination of the Eligible Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect which policy conforms to the requirements of Section 4.11 hereof and of FHA and VA, if applicable. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. The Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either.

(n)     Compliance with Applicable Laws. Any applicable requirements of federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws and FHA Regulations and VA Regulations applicable to the Eligible Loan have been complied with in all material respects.

(o)     No Satisfaction of Mortgage; No Waiver. The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Eligible Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor.

(p)     Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Transfer Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any condominium unit or planned unit development shall conform with the applicable FHA and VA requirements regarding such dwellings, if applicable, and no residence or dwelling is a mobile home or a manufactured dwelling. To the best of the Seller’s knowledge and belief, no portion of the Mortgaged Property is used for commercial purposes.

(q)     Validity of Mortgage Documents. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Eligible Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. To the best of the Seller’s knowledge and belief, the documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not materially misleading. No fraud was committed in connection with the origination of the Eligible Loan.

(r)     Full Disbursement of Proceeds. Each Eligible Loan has been closed and its proceeds have been fully disbursed, excluding HELOCs, and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Eligible Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(s)     Doing Business. All parties which have had any interest in the Eligible Loan, whether as mortgagee, assignee, pledge or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) not required to qualify to do business in such state.

(t)     Loan-to-Value Ratio; PMI Policy. Except where the Guidelines exempt certain Eligible Loans from this requirement, the original Loan-to-Value Ratio of the Eligible Loan other than an FHA Loan, a VA Loan, an Uninsured Loan or a HELOC either was not more than 80% or the excess over 80% is and will be insured as to payment defaults by a PMI Policy until the Loan-to-Value Ratio of such Eligible Loan is reduced to 80%. All material provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Eligible Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Eligible Loan as set forth on the Transfer Schedule is net of any such insurance premium.

(u)     Combined Loan-to-Value Ratio: No HELOC has a Combined Loan-to-Value Ratio in excess of 100% at the time of origination or purchase by the Seller.

(v)     Title Insurance. Except where the Guidelines or the Seller’s underwriting guidelines exempt certain Eligible Loans from this requirement, each Eligible Loan is covered by (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located; (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located or if applicable; (iii) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to the FHA with respect to FHA Loans and the VA with respect to VA Loans; or (iv) an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to (a) the FHA with respect to the FHA Loans and (b) the VA with respect to the VA Loans, and each such title insurance policy is issued by a title insurer acceptable to FHA or VA, as the case may be, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Eligible Loan, and against any loss by reason of the invalidity or unenforceability of the lien. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

(w)     No Defaults. To the best of the Seller’s knowledge and belief, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any default, breach, violation or event of acceleration.

(x)     No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

(y)     Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and, to the best of the Seller’s knowledge and belief, no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.

(z)     Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on an Eligible Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Eligible Loan will be able to deliver good and marketable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

(aa)     Occupancy of the Mortgaged Property. As of the Closing Date, the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the Eligible Loan, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. All of the Mortgagors represented at the time of origination of the related Eligible Loan that any such Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.

(bb)     Deeds of Trust. If the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Owners to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(cc)     Acceptable Investment. The Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit-standing not reflected in the representations set forth herein, or in the documents delivered to the Custodian or in the Mortgage Loan File, that could reasonably be expected to cause private institutional investors to regard the Eligible Loan as an unacceptable investment or cause the Eligible Loan to become delinquent or materially adversely affect the value or the marketability of the Eligible Loan.

(dd)     Delivery of Mortgage Notes. With the exception of Wet Funded Loans, the Mortgage Note endorsed in blank or to the Administrative Agent (on behalf of the Owners) required to be delivered for the Eligible Loan by the Seller under the Custodial Agreement has been delivered to the Custodian on or prior to Closing Date. With respect to Wet Funded Loans, the Mortgage Note will be delivered as soon as practicable, but in no event later than 30 days from the Closing Date.

(ee)     Transfer of Eligible Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(ff)     Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Eligible Loan if the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder.

(gg)     No Graduated Payments or Contingent Interests. The Eligible Loan is not a graduated payment mortgage loan and does not have a shared appreciation or other contingent interest feature.

(hh)     Mortgaged Property Undamaged. There is no proceeding pending or, to the best of the Seller’s knowledge and belief, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially adversely the value of the Mortgaged Property as security for the Eligible Loan or the use for which the premises were intended.

(ii)     Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices used with respect to the Eligible Loan have been in accordance with Accepted Servicing Practices, and have been in compliance in all material respects with applicable laws and regulations. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made or for which repayment is not provided for in the Mortgage. All Escrow Payments have been collected in compliance with applicable state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for each applicable item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All interest rate adjustments in respect of Eligible Loans have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note.

(jj)     Appraisal. Except where the Guidelines or the Seller’s underwriting standards exempt certain Eligible Loans from this requirement, the Mortgage Loan File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Eligible Loan application by a qualified appraiser, duly appointed by or acceptable to the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Eligible Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery,

and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date that the Eligible Loan was originated and the appraiser and appraisal both satisfy requirements of the FHA or VA, if applicable.

(kk)     Soldiers’ and Sailors’ Relief Act. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested by the Mortgagor under the Soldiers’ and Sailors’ Civil Relief Act of 1940.

(ll)     Environmental Matters. To the best of the Seller’s knowledge and belief, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and, to the best of the Seller’s knowledge and belief, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting of a prerequisite to use and enjoyment of said property.

(mm)     No Construction Loans. No Eligible Loan (i) was made in connection with the construction or rehabilitation of a Mortgaged Property which has not been completed, (ii) except for HELOCs, provides for future advances of funds by the Seller that have not yet been advanced or (iii) facilitates the trade-in or exchange of a Mortgaged Property.

(nn)     No Denial of Insurance. No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or would result in the exclusion from, denial of, or defense to coverage under any applicable PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.

(oo)     Regarding the Mortgagor. The Mortgagor is one or more natural persons.

(pp)     Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimums planned unit development) such condominium or planned unit development project meets FHA, VA and GNMA eligibility requirements for sale to GNMA or is located in a condominium or planned unit development project which has received FHA, VA and GNMA project approval and the representations and warranties required by FHA, VA and GNMA with respect to such condominium or planned unit development have been made and remain true and correct in all material respects.

(qq)     FHA Mortgage Insurance; VA Loan Guaranty. With respect to the FHA Loans, the application for coverage under the FHA Mortgage Insurance Contract has been submitted to HUD or the FHA and neither the Seller nor the Servicer has been notified of a denial of the application or a refusal to issue the FHA Mortgage Insurance. With respect to the VA Loans, the application for the VA Loan Guaranty Certificate has been submitted to the VA and neither the Seller nor the Servicer has been notified of a denial of the application or the refusal to issue the Certificate. All necessary steps have been taken with respect to each such application in order to obtain such coverage or the issuance of such Certificate and each such application is complete and correct in all material respects. Upon issuance, each such guarantee or insurance will be the binding, valid and enforceable obligation of the FHA and the VA, respectively, to the full extent thereof, without surcharge, set-off or defense upon the issuance of the insurance or guaranty.

(rr)     HUD Form 92080. With respect to each FHA Loan, a HUD Form 92080 has been duly executed and delivered to HUD.

(ss)     Filings: Any UCC filings necessary in any jurisdiction to give the Administrative Agent (on behalf of the Owners) a perfected security interest in the Eligible Loans have been made.

(tt)     Servicing. Subject to the terms of this Agreement, the Seller holds all right, title and interest in and to the servicing rights related to such Eligible Loan and no other person has the right to service such Eligible Loan.

(uu)     Future Advances for HELOCS: Pursuant to the related Home Equity Line Agreement, the Seller retains the obligation to make future advances on any HELOC transferred to the Purchaser up to the Credit Limit specified in such Home Equity Line Agreement.

Section 3.3 Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Sections 3.1 and 3.2 hereof shall survive the sale of the Eligible Loans to the Administrative Agent (on behalf of the Owners) and the delivery of the Loan Documents to the Servicer and delivery of the Mortgage Notes to the Custodian and shall inure to the benefit of the Administrative Agent (on behalf of the Owners) notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage Loan File. Upon discovery by either the Seller, the Servicer or the Administrative Agent (on behalf of the Owners) of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Eligible Loans or the interest of the Administrative Agent (on behalf of the Owners) (or which materially and adversely affects the interest of the Administrative Agent (on behalf of the Owners) in the related Eligible Loan in the case of a representation and warranty relating to a particular Eligible Loan), the party discovering such breach shall give prompt written notice to the other, the Agent and the Administrative Agent.

Within 60 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty set forth in Section 3.2 hereof which materially and adversely affects the value of any Eligible Loan, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, or is not cured, within such 60 day time period, the Seller shall repurchase such Eligible Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.1 hereof, and such breach cannot be cured, or is not cured, within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Eligible Loans shall, be repurchased by the Seller at the Repurchase Price. Upon receipt of the Repurchase Price by the Administrative Agent, the Purchaser and the Seller shall arrange for the Repurchase of the Eligible Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the reassigned Eligible Loan and any amounts in the Principal Account with respect to Collections on such Eligible Loan shall be remitted to the Seller.

In addition to such repurchase obligation, the Seller shall indemnify the Administrative Agent and each Owner and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Seller set forth in this Section 3.3 to cure or repurchase an Eligible Loan and to indemnify the Administrative Agent and each Owner constitute the sole remedies of the Administrative Agent and each Owner respecting a breach of the foregoing representations and warranties.

Section 3.4 Conditions to Closing.

The obligation of the Purchaser to purchase the mortgage loans that are the subject of any Transfer Supplement shall be subject to satisfaction of each of the following conditions on or before the related Closing Date:

(a)     To the best of Seller’s knowledge and belief, all of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of such Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a Servicer Event of Default under this Agreement;

(b)     Seller shall have delivered and released to the Custodian all documents required to be delivered to the Custodian pursuant to the Custodial Agreement;

(c)     No Termination Event shall have occurred and be continuing; and

(d)     All other material terms and conditions of this Agreement shall have been satisfied.

Section 3.5 Covenants of the Company.

(a)     Licenses. The Seller shall maintain its qualifications to do business and all licenses necessary to perform its obligations hereunder.

(b)     Servicing Standards/Sales and Securitizations. The Servicer will administer and service Eligible Loans, and arrange for the sale and Securitization of Eligible Loans, in accordance with the terms of this Agreement, the Mortgage Notes and Accepted Servicing Practices.

(c)     Delivery of Mortgage Note. The Seller shall deliver each Mortgage Note, including Mortgage Notes on Wet Funded Loans, to the Custodian as soon as practicable, but in any event within 30 days of the purchase and, if any Mortgage Note is not delivered within 30 days of the purchase, it shall be repurchased on such 30th day by the Seller at the Repurchase Price.

(d)     Assignment. The Company shall assign to the Purchaser all right, title and interest of the Company under the Additional Collateral Transfer Agreement with respect to Additional Collateral Mortgage Loans transferred.

(e)     Portfolio Criteria and Limitations. As of any date of determination, the Eligible Loans in the aggregate shall satisfy the Portfolio Criteria, the Portfolio Aging Limitations and the Wet Funded Loan Limitation.

(f)     Changes in Origination and Underwriting Criteria. The Seller shall inform each rating agency rating any outstanding Commercial Paper of any material changes (as determined by the Seller) in its origination and underwriting practices and guidelines with respect to the Mortgage Loans.

(g)     Funding Future Advances. The Seller will be obligated to, and will fulfill its obligation to, make any future advance for any HELOC pursuant to the related Home Equity Line Agreement, up to the Credit Limit.

ARTICLE IV

ADMINISTRATION AND SERVICING OF ELIGIBLE LOANS

Section 4.1 The Company to Act as Servicer; Servicing and Administration of the Eligible Loans.

(a)     The Company, as an independent contractor and owner of the servicing rights to the Eligible Loans, shall diligently service and administer the Eligible Loans, and shall comply with the Portfolio Criteria, Portfolio Aging Limitations and Wet Funded Loan Limitation, in the best interest of and for the benefit of the Owners in accordance with applicable law, the terms of this Agreement and the terms of the respective Eligible Loans, with a view to the maximization of timely recovery of principal and interest on the Mortgage Notes. Except to the extent that this Agreement provides for a contrary specific course of action, the Servicer will be required to service and administer the Eligible Loans (y) in the same manner in which, and with the same care, skill, prudence and diligence with which it services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage loan servicers used with respect to loans comparable to the Eligible Loans, or (z) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans which it owns, whichever standard of care is higher, and taking into account its other obligations under this Agreement, but without regard to (i) any other relationship that Servicer, any sub-servicer or any affiliate of the Servicer or any sub-servicer may have with the borrowers or any affiliate of such borrowers; (ii) the ownership of any interest in an Eligible Loan by the Servicer or any affiliate; (iii) the Servicer’s obligations to incur servicing expenses with respect to the Eligible Loans; (iv) the Servicer’s or any sub-servicer’s right to receive compensation for its services under this Agreement or with respect to any particular transaction; or (v) the ownership, servicing or management for others by the Servicer or any sub-servicer of any other mortgage loans or property. The Servicer shall maintain its qualification to do business and all licenses necessary to perform its obligations hereunder.

(b)     The Servicer shall be obligated to service and administer the Eligible Loans. The Servicer may enter into additional servicing or sub-servicing agreements with third parties with respect to any of its respective obligations hereunder, provided that any such agreement shall be consistent with the provisions of this Agreement and no sub-servicer (or its agent or subcontractors) shall grant any modification, waiver or amendment to any Eligible Loan without the approval of the Servicer. Notwithstanding any servicing or sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and any Person acting as servicer or sub-servicer (or its agents or subcontractors) or any reference to action taken through any Person acting as servicer or sub-servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Administrative Agent (on behalf of the Owners) for the servicing and administering of the Eligible Loans and arranging for the sale and Securitization of the Eligible Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such servicing or sub-servicing agreements or arrangements or by virtue of indemnification from any Person acting as servicer or sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Servicer alone were engaging in such activities. In the event the Servicer is a sub-servicer, the Administrative Agent (on behalf of the Owners) shall be entitled to proceed directly against the Servicer as sub-servicer to enforce the Servicer’s obligations to the Administrative Agent (on behalf of the Owners).

(c)     Subject to the above-described servicing standards, the further provisions of this Agreement, including but not limited to the Wet Funded Loan Limitation, Portfolio Criteria and Portfolio Aging Limitation, and the terms of the respective Eligible Loans, the Servicer shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration that it may deem necessary or desirable in connection with the servicing and administration of the Eligible Loans. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to waive, modify or vary any term of any Eligible Loan or consent to the postponement of compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owners; provided, however, that the Servicer shall not make any future advances to a Mortgagor with respect to an Eligible Loan and (unless the Mortgagor is in default with respect to the Eligible Loan or such default is, in the judgment of the Servicer, imminent) the Servicer shall not permit any modification with respect to any Eligible Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal), release any collateral from the Eligible Loan or change the final maturity date on such Eligible Loan. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Eligible Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Owners shall furnish the Servicer with any powers of attorney, in recordable form, and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

Section 4.2 Sales and Securitizations.

Subject to the servicing standards described in Section 4.1, the Servicer shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration that it may deem necessary and desirable in connection with the sale and/or Securitization of Eligible Loans with the Seller or third-party purchasers. In connection with any Securitization of Eligible Loans, in the event the Administrative Agent (on behalf of the Owners) receives securities from the Securitization Vehicle in exchange for the Eligible Loans subject to such Securitization (“Securitization Securities”), the Servicer shall, on behalf of the Administrative Agent (on behalf of the Owners), arrange for the sale of such Securitization Securities. The Servicer shall use its best efforts to realize for the Administrative Agent (on behalf of the Owners) the market value for the Securitization Securities but shall have no liability to the Owners with respect to any Securitization or Securitization Security provided that the Servicer arranges for such Securitization or sale in good faith in accordance with the procedures utilized by the Servicer in connection with any Securitization and Securitization Securities held for its own account. The share of the proceeds of sale of any Securitization Security due the Owners and the proceeds of sale of any whole loan will be remitted to the Administrative Agent and will be deposited into the Collateral Account for application in reduction of the Net Investment.

All mortgage loans not sold or transferred pursuant to a sale or Securitization shall continue to be serviced in accordance with the terms of this Agreement.

Section 4.3 Liquidation of Eligible Loans.

In the event that any payment due under any Eligible Loan is not paid when the payment becomes due and payable, or in the event that the Mortgagor fails to perform any other covenant or obligation under the Eligible Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (1) the Servicer would take under similar circumstances with respect to a similar Eligible Loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Servicer shall determine in accordance with Accepted Servicing Practices to be in the best interest of the Owners, and (4) is consistent with the related PMI Policy, if any; provided, however, any Defaulted Loan will be sold by the Servicer on behalf of the Owners as soon as practicable after becoming a Defaulted Loan.

Section 4.4 Collection of Eligible Loan Payments.

The Servicer shall proceed diligently, in accordance with Accepted Servicing Practices, to collect all payments called for under the terms and provisions of the Eligible Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with this Repurchase Agreement (including without limitation, the servicing standards set forth in Section 4.1 hereof). The Servicer shall ascertain and estimate, in accordance with Accepted Servicing Practices, Escrow Payments and all other charges that will become due and payable with respect to the Eligible Loans and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. The Servicer shall segregate and hold all payments received by it separate and apart from any of its funds and general assets and in trust for the Owners and shall apply such payments as provided in Section 4.5 hereof. The accounts established by the Servicer pursuant to this Article IV may include any number of sub-accounts for convenience in administering the Eligible Loans.

Section 4.5 Establishment of, and Deposits to, Collection Account.

The Servicer shall establish a single, segregated trust account which shall be designated as the Collection Account, which shall be held in trust in the name of the Administrative Agent for the benefit of the Owners, into which the Servicer shall from time to time deposit, within two Business Days of the receipt thereof, and retain therein, the following collections (the “Collections”) received by the Servicer: (a) all payments on account of scheduled principal on the Eligible Loans; (b) all payments on account of interest on the Eligible Loans (including interest accrued and unpaid on the Eligible Loans prior to the applicable Closing Date); (c) any Principal Prepayments; (d) all Liquidation Proceeds; (e) all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.11 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices as specified in Section 4.15 hereof), Section 4.12 and Section 4.16 hereof; (f) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.15 hereof; (g) any amount required to be deposited in the Collection Account pursuant to Section 2.12, 3.3, 4.10, 6.2 or 7.1; (h) any amounts required to be deposited by the Servicer pursuant to Section 4.11 hereof in connection with the deductible clause in any blanket hazard insurance policy; (i) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.17 hereof; and (j) any other amounts received with respect to or related to the mortgage loan including but not limited to late payment charges and interest paid on funds deposited in the Collection Account or Escrow Account, to the extent permitted by applicable law. The Collection Account shall be established with a Qualified Depository acceptable to the Administrative Agent. Any funds deposited in the Collection Account shall at all times be fully insured to the full extent permitted under applicable law. Any interest earnings on amounts on deposit from time to time in the Collection Account shall be remitted to the Servicer in accordance with such arrangements, as shall be agreed upon by the Servicer and the Administrative Agent; provided that the Servicer shall deposit promptly from its own funds to the Collection Account an amount equal to any loss incurred with respect to an investment of funds in the Collection Account.

Section 4.6 Permitted Withdrawals From Collateral Account, Principal Account or Margin Call Account; Deposits into Collateral Account.

(a)     In connection with any withdrawals of amounts deposited by the Servicer into the Collateral Account, the Principal Account or the Margin Call Account by mistake or overpayment or as otherwise required to make adjustments to amounts deposited therein in accordance with ordinary and normal servicing adjustments the Servicer shall provide the Administrative Agent with a written request, including such information with respect to such withdrawals as such Administrative Agent may reasonably request to justify such withdrawal. Upon approval by the Administrative Agent of such request, the Administrative Agent shall authorize the withdrawal of such amount from such account; provided that if such request is for an amount less than $10,000 and the aggregate amount withdrawn from such account under this proviso in the current Due Period is less than $50,000, such withdrawal may be made without approval from the Administrative Agent.

(b)     The proceeds of any sales and Securitizations, the Repurchase Price of any Eligible Loans reassigned to the Seller pursuant to Section 2.10, 2.16, 3.3, 6.2 or 7.1 and any other amounts payable in connection with the Repurchase to the Seller or Servicer of any Eligible Loan and repayments in full of Eligible Loans shall be deposited directly into the Collateral Account on the same day of receipt for application in reduction of the Net Investment. Any and all funds at any time on deposit in, or otherwise to the credit of, the Collateral Account shall be held by the Administrative Agent for the benefit of the Owners.

(c)     The Servicer shall, on the day of receipt of any principal prepayments in full, deposit such funds into the Collateral Account for application in reduction of the Net Investment.

Section 4.7 Establishment of, and Deposits to, Escrow Account.

The Servicer shall segregate and hold all funds collected and received pursuant to an Eligible Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, in a manner which shall provide maximum available insurance thereunder. Funds deposited in any Escrow Account may be invested by the Servicer which shall be entitled to any investment income therefrom except as otherwise required by law. Funds deposited in any Escrow Account may be drawn on by the Servicer in accordance with Section 4.8 hereof.

The Servicer shall deposit in such Escrow Account within two Business Days of receipt thereof and retain therein (a) all Escrow Payments collected on account of the Eligible Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and (b) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Servicer shall make withdrawals from any Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.8 hereof. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that such Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

The Seller shall deposit to the Escrow Account an amount equal to all Escrow Payments, Insurance Proceeds and Condemnation Proceeds collected on account of each Eligible Loan and held by the Seller as of the date of the transfer of such Eligible Loan to the Administrative Agent (on behalf of the Owners).

Section 4.8 Permitted Withdrawals From Escrow Account.

Withdrawals from any Escrow Account may be made by the Servicer only:

(a)     To effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(b)     To reimburse the Servicer for any servicing advances made by the Servicer pursuant to Section 4.9 hereof with respect to a related Eligible Loan, but only from amounts received on the related Eligible Loan which represent late collections of Escrow Payments thereunder;

(c)     To refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Eligible Loan;

(d)     For transfer to the Collection Account and application to reduce the principal balance of the Eligible Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(e)     For application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.15 hereof; and

(f)     To pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account.

Section 4.9 Payment of Taxes, Insurance and Other Charges.

With respect to each Eligible Loan (other than HELOCs), the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of an Eligible Loan or the making of the Escrow Payments, and the Servicer shall make such payments.

Section 4.10 Protection of Accounts; Investment of Funds.

Amounts on deposit in each of the Collateral Account, the Principal Account and the Margin Call Account may at the option of the Seller be invested in Eligible Investments; provided that in the event that amounts on deposit in the each such account (which shall be properly titled to insure the funds in such account on a loan-by-loan basis) exceed the amount fully insured by the FDIC (the “Insured Amount”) the Servicer shall be obligated to invest the excess amount over the Insured

Amount in Eligible Investments on the next Business Day as such excess amount becomes present in the Collection Account. Monies held in each of the Collection Account, the Principal Account and the Margin Call Account shall be invested in Eligible Investments having maturities of no greater than one day; provided, that if there is no Commercial Paper then outstanding, monies held in each such account shall be invested in Eligible Investments having maturities of no greater than 30 days. So long as there are Eligible Investments having maturities of greater than one day, the Purchaser shall not issue Commercial Paper. If a Termination Event has not occurred and is not continuing, earnings on all such Eligible Investments (after deducting any losses), if any, shall be paid to the Seller. All such Eligible Investments shall be made in the name of, and shall be payable to, the Administrative Agent.

Section 4.11 Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Eligible Loan (other than HELOCs) hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best’s Key Rating Guide (“Best’s”) against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Eligible Loan and (ii) the greater of (a) the outstanding principal balance of the Eligible Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If upon origination or acquisition of the Eligible Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer shall cause to be in effect a flood insurance policy meeting the requirements of the current guidelines of the Flood Insurance Administration with a generally acceptable insurance carrier rated A:VI or better in Best’s in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Eligible Loan, the Servicer determines in accordance with applicable law and pursuant to the Guidelines that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

The Servicer shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

In the event that the Administrative Agent or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best’s and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 4.5 hereof, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in any Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Eligible Loan, or to be released to the Mortgagor, in accordance with Accepted Servicing Practices as specified in Section 4.15 hereof) shall be deposited in the Collection Account subject to withdrawal pursuant to Section 4.6 hereof.

Section 4.12 Maintenance of Mortgage Impairment Insurance.

If the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Eligible Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.11 hereof and otherwise complies with all other requirements of Section 4.11, it shall conclusively be deemed to have satisfied its obligations as set forth in such Section 4.11. Any amounts collected by the Servicer under any such policy relating to an Eligible Loan shall be deposited in the Collection Account subject to withdrawal pursuant to Section 4.6 hereof. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.11 hereof, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer’s funds, without reimbursement therefor. Upon request of the Administrative Agent, the Servicer shall cause to be delivered to the Administrative Agent a certified true copy of such policy.

Section 4.13 Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Eligible Loans (“Company Employees”). Any such Fidelity

Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of an Eligible Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.13 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by the Guidelines. Upon the request of the Administrative Agent, the Servicer shall cause to be delivered to the Administrative Agent a certified true copy of such fidelity bond and insurance policy.

Section 4.14 Inspections.

The Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved.

Section 4.15 Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Administrative Agent or the Owners prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(a)     The Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(b)     The Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to, requiring waivers with respect to mechanics’ and materialmen’s liens;

(c)     The Servicer shall verify that the Eligible Loan is not in default; and

(d)     Pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in any Escrow Account.

Section 4.16 Maintenance of PMI Policy; Claims.

Except where the Guidelines exempt certain Eligible Loans from this requirement, for each Eligible Loan (other than FHA Loans, VA Loans, Uninsured Loans and HELOCs) with a Loan-to-Value Ratio in excess of 80%, the Servicer shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring that portion of the Eligible Loan in excess of 80% of value, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the Loan-to-Value Ratio of such Eligible Loan is reduced to 80% or less. In the event that such PMI Policy shall be terminated, the Servicer shall, prior to any such termination, obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a Qualified Insurer, the Servicer shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Servicer shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Servicer determines that recoveries are so jeopardized, it shall notify the Administrative Agent and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.1 hereof, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

In connection with its activities as Servicer, the Servicer agrees to prepare and present claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a Defaulted Loan. Pursuant to Section 4.5 hereof, any amounts collected by the Servicer under any PMI Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 4.6 hereof.

Section 4.17 Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Servicer as agent for the Administrative Agent, or in the event the Servicer is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be reasonably acceptable to the Administrative Agent. The Person or Persons holding such title other than the Servicer shall acknowledge in writing that such title is being held as nominee for the Servicer.

The Servicer shall manage, conserve, protect and operate each REO Property for the Owners solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the manner that similar property in the locality as the REO Property is managed. The Servicer shall attempt to sell the Eligible Loan on such terms and conditions as the Servicer deems to be in the best interest of the Purchaser. The Servicer shall dispose of the REO Property in accordance with Accepted Servicing Practices as soon as possible.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended.

The disposition of REO Property shall be carried out by the Servicer at such price and, upon such terms and conditions, as the Servicer deems to be in the best interest of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in any Collection Account.

Section 4.18 Servicer Reports.

(a)     On or prior to the Monthly Report Date in each month, the Servicer shall prepare and forward to the Administrative Agent, the Custodian, the Agent and the CP Dealers (i) a monthly report, substantially in the form of Exhibit D (a “Servicer Report”), as of the close of business on the last day of the immediately preceding calendar month (which shall include, without limitation, (a) the aggregate Outstanding Principal Balance of the Eligible Loans, (b) Finance Charge Collections and Principal Collections on the Eligible Loans, (c) the aggregate Outstanding Principal Balance of Delinquent Loans and Defaulted Loans and (d) the yield on the Eligible Loans, (e) the Adjusted Net Investment, (f) the Aggregate Adjusted Mark to Market Price, (g) the amount on deposit in the Collateral Account, if any, and (h) the amount of repayment of maturing Related Commercial Paper, if any, as of the date of such Report), (ii) an updated Mortgage Loan Schedule and (iii) if requested by the Administrative Agent, a listing of all Eligible Loans together with an aging of such Eligible Loans and such other information concerning actual historical collections experience and other matters as the Administrative Agent may reasonably request.

(b)     On the second Business Day after the Net Investment exceeds the Aggregate Adjusted Mark to Market Price, the Servicer shall prepare and forward to the Administrative Agent a revised Servicer Report, based on the same data contained in the last delivered Servicer Report (or any more recently available information). The revised Servicer Report shall specifically include the Adjusted Net Investment, the Aggregate Adjusted Mark to Market Price, the amount on deposit in the Collateral Account, if any, and the amount of repayment of maturing Related Commercial Paper, if any, as of the date of such Report.

The Seller shall, or shall cause the Servicer to, furnish to the Administrative Agent at any time and from time to time, such other or further information in respect of the Eligible Loans, the Seller and the Mortgagors as the Administrative Agent may reasonably request.

Section 4.19 Real Estate Owned Reports.

The Servicer shall furnish to the Administrative Agent on or before the Payment Date a statement with respect to any REO Property covering the operation of such REO Property and the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 4.20 Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Section 4.21 Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

ARTICLE V

SERVICER ADVANCES

Section 5.1 [RESERVED].

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.1 Transfers of Mortgaged Property.

The Servicer shall enforce any “due-on-sale” provision in accordance with Accepted Servicing Practices and applicable law contained in any Mortgage or Mortgage Note and to deny assumption by the Person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Eligible Loan under the “due-on-sale” clause applicable thereto; provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event that the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.

Section 6.2 Satisfaction of Mortgages and Release of Mortgage Loan Files.

Upon the payment in full of any Eligible Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Administrative Agent.

If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Servicer shall repurchase the related Eligible Loan at the Repurchase Price by deposit thereof in the Collateral Account within two Business Days of receipt of such demand by the Purchaser for application in reduction of the Net Investment. The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.13 hereof insuring the Servicer against any loss it may sustain with respect to any Eligible Loan not satisfied in accordance with the procedures set forth herein.

Section 6.3 Servicing Compensation.

As compensation for its services hereunder, Servicer shall be entitled to the Servicing Fee.

Section 6.4 Annual Statement as to Compliance.

The Servicer shall deliver to the Administrative Agent and the CP Dealers, on or before April 5 each year beginning in April 1999, an Officer’s Certificate, stating that (i) a review of the activities of the Servicer during the preceding fiscal year ended December 31 and of performance under this Agreement has been made under such officer’s supervision, (ii) the Servicer has complied with the provisions of Article II and Article IV hereof, and (iii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled its obligations in all material respects under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

Section 6.5 Annual Independent Public Accountants’ Servicing Report.

On or before April 5 of each year beginning in April 1999, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Administrative Agent and the CP Dealers to the effect that such firm has examined certain documents and records relating to the servicing of the Eligible Loans and this Agreement and that such firm is of the opinion that the provisions of Article II and Article IV hereof have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

Section 6.6 Right to Examine Servicer Records.

The Administrative Agent and the Agent shall each have the right to reasonable access to the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Eligible Loans, during regular business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

ARTICLE VII

REPURCHASE OBLIGATION

Section 7.1 Servicer’s Purchase Obligations.

Upon receipt by the Servicer of notice from the Administrative Agent of a breach of any representation or warranty of it contained in Section 3.1 of this Agreement or any action resulting in prejudice to the Owners in accordance with Section 6.2 hereof, the Servicer shall promptly notify the Seller and shall, at the direction of the Administrative Agent use its best efforts to cure and correct any such breach, and, in the event such breach is not cured and corrected within the applicable 30 day time period, the Servicer shall repurchase the related Eligible Loan at the Repurchase Price pursuant to Section 3.3 hereof.

Upon deposit by the Servicer of the Repurchase Price in the Collateral Account, the Custodian and the Servicer shall arrange for the Repurchase of Eligible Loans adversely affected by such breach to the Servicer according to the Servicer’s instructions, and the delivery to the Custodian of any documents held by the Administrative Agent. In the event of a repurchase, the Servicer shall, simultaneously with such Repurchase, give written notice to the Seller and the Agent that such repurchase has taken place, and amend the Mortgage Loan Schedule to reflect the subtraction of the repurchased Eligible Loan from this Agreement.

ARTICLE VIII

SERVICER TO COOPERATE

Section 8.1 Provision of Information.

During the term of this Agreement, the Servicer shall furnish to the Administrative Agent such periodic, special, or other reports or information, including the Servicer Report required to be delivered to the Administrative Agent, the Custodian and the CP Dealers and the Agent on each Payment Date, and copies or originals of any documents contained in the Mortgage Loan File for each Eligible Loan, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Owners. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Administrative Agent may give.

The Servicer shall execute and deliver all such instruments and take all such action as the Administrative Agent and the Custodian may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

ARTICLE IX

THE SERVICER

Section 9.1 Indemnification of Third-Party Claims.

The Servicer agrees to indemnify and hold harmless each of the Owners, the Administrative Agent and the CP Dealers against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that they may sustain in any way related to the failure of the Servicer to perform its duties and service the mortgage loans in strict compliance with the terms of this Agreement or for any losses related to the investment of funds in the Escrow Account. The Servicer shall immediately notify the Administrative Agent if a claim is made by a third party with respect to this Agreement or the mortgage loans and the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Owners, the Administrative Agent and the CP Dealers in respect of such claim. The Servicer’s indemnification obligation pursuant to this Section 9.1 shall survive the termination of this Agreement.

Section 9.2 Corporate Existence of the Servicer.

The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Eligible Loans and to perform its duties under this Agreement.

Section 9.3 Limitation on Liability of Servicer and Others.

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Administrative Agent or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document which it in good faith reasonably believes to be genuine and have been adopted or signed by the proper authorities respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Eligible Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may, with the consent of the Majority Owners undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

Section 9.4 Limitation on Resignation and Assignment by the Servicer.

The Purchaser has entered into this Agreement with the Servicer in reliance upon the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. The Servicer shall not resign from the obligations and duties hereby imposed on it as to any Eligible Loan except by consent of the Majority Owners and the Administrative Agent or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot reasonably be cured by the Servicer. Notice of any such determination permitting the resignation of the Servicer shall be delivered to each Rating Agency and any such determination shall evidenced by an Opinion of Counsel to such effect delivered to the Administrative Agent (on behalf of the Owners) which Opinion of Counsel shall be in form and substance acceptable to the Administrative Agent. No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 13.1 hereof, subject to Rating Agency Confirmation.

Section 9.5 Limitation on Assignment of Right.

Except pursuant to a resignation approved pursuant to Section 9.4 hereof, the Servicer shall not assign, sell or otherwise transfer its right to receive any payments (including the Servicing Fee) hereunder.

ARTICLE X

DEFAULT

Section 10.1 Servicer Events of Default.

Each of the following shall constitute a “Servicer Event of Default” on the part of the Servicer:

(a)     any failure by the Servicer to observe or perform in any material respect any of the terms, covenants or agreements on the part of the Servicer set forth in this Agreement, any Transfer

Supplement or in the Custodial Agreement (other than those set forth in clauses (h), (i) and (m) below) which continues unremedied for a period of forty-five (45) days after the date on which the Servicer has actual knowledge of such failure or written notice of such failure, requiring the failure to be remedied, shall have been given to the Servicer by the Administrative Agent, Custodian or the Agent;

(b)     any representation, warranty, statement or certificate made by the Servicer shall prove to have been incorrect in any material respect at the time when made, and which continues to be incorrect in any material respect for 45 days after actual knowledge or written notice;

(c)     any failure by the Servicer to maintain any required licenses to do business in any jurisdiction where the Mortgaged Property is located;

(d)     jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and a decree or order shall have remained in force undischarged or unstayed for a period of 45 days;

(e)     the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property;

(f)     the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for six Business Days;

(g)     the Servicer or PHH Corporation enters into a consent agreement or otherwise agrees in writing with any federal or state regulatory agency or authority to restrict its activities, if the default of such agreement by the Servicer or PHH Corporation entitles such applicable federal or state agency to place the Servicer in receivership or conservatorship;

(h)     failure of the Servicer to deposit into the Collateral Account on the date of sale or Securitization of an Eligible Loan the proceeds of any such sale or Securitization;

(i)     failure of the Servicer to deposit into the Collection Account not later than two Business Days after receipt by the Servicer of any amounts required by Section 4.5 hereof to be deposited by the Servicer in the Collection Account;

(j)     the Seller, Servicer or PHH Corporation shall default on any of its debt obligations in excess of $50,000,000 in the aggregate;

(k)     failure of the Servicer to be an Approved Seller/Servicer by GNMA, and at least one of FNMA and FHLMC;

(l)     the ratings of PHH Corporation or its successors and assigns are withdrawn or are downgraded below “BBB-” or “Baa3” by either Rating Agency; or

(m)     the failure on the part of the Servicer to make any payment or deposit (not described in clause (h) or (i) above) required under this Agreement on or before five Business Days after the date such payment or deposit is required to be made.

In each and every such case, so long as a Servicer Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser may have at law or in equity to damages, including injunctive relief and specific performance, the Administrative Agent, by notice in writing to the Servicer, the Agent, Moody’s and S&P may terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Eligible Loans and the proceeds thereof other than unpaid Servicing Fees. The Administrative Agent will only remove the Servicer as described above upon the affirmative vote of the Majority Owners.

Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Eligible Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.1 hereof. Upon written request from the Administrative Agent, the Servicer shall prepare, execute and deliver to the successor entity designated by the Administrative Agent any and all documents and other instruments, place in such successor’s possession all Mortgage Loan Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Eligible Loans and related documents, at the Servicer’s sole expense. The Servicer shall cooperate with such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to any Collection Account or Escrow Account or thereafter received with respect to the Eligible Loans.

Section 10.2 Waiver of Defaults.

With the consent of the Majority Owners, the Administrative Agent may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. Notice of any such waiver shall be given to each Rating Agency.

ARTICLE XI

TERMINATION AND LIQUIDATION

Section 11.1 Termination of Agreement.

This Agreement shall terminate upon the final payment or other liquidation (or any advance with respect thereto) of the last Eligible Loan sold hereunder.

Section 11.2 Termination of Transfer Obligations.

Upon the occurrence and continuance of any of the following conditions, the Administrative Agent (on behalf of the Owners) shall have the right subject to the consent of the Majority Owners to notify (“Notice of Termination”) the Seller that the commitment of the Administrative Agent (on behalf of the Owners) to purchase Eligible Loans from the Seller shall terminate (each, a “Termination Event”):

(a)     any representation, warranty, statement, or certification made by PHH Corporation in its capacity as Guarantor of the Seller or Servicer shall prove to have been false or misleading in any material respect as of the time when made, and which continues to be incorrect in any material respect for a period of forty-five (45) days after written notice;

(b)     the failure on the part of the Seller to observe or perform in any material respect any of the terms, covenants or agreements of the Seller contained in this Agreement or the Custodial Agreement which failure continues unremedied for a period of forty-five (45) days after written notice;

(c)     the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller or PHH Corporation and such decree or order shall have remained in force undischarged or unstayed for a period of forty-five (45) days;

(d)     the Seller or PHH Corporation shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or PHH Corporation or of or relating to all or substantially all of its property;

(e)     the Seller or PHH Corporation shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for six (6) Business Days;

(f)     failure of the Seller to make a payment to the Administrative Agent in accordance with Section 2.8 hereof within two (2) Business Days of day on which such payment is due;

(g)     the ratings assigned to PHH Corporation by any Rating Agency shall fall below “BBB-” in the case of S&P or “Baa3” in the case of Moody’s;

(h)     noncompliance with the Portfolio Aging Limitations;

(i)     an event of default shall have occurred under the Three Year Competitive Advance and Revolving Credit Agreement, dated as of June 28, 2004, among PHH Corporation, as Borrower, the Lenders referred to therein, Citicorp USA, Inc., as Syndication Agent, and Bank of America, N.A., The Bank of Nova Scotia and Calyon New York Branch, as Documentation Agents, and JPMorgan Chase Bank, as Administrative Agent, as the same has been and may at any time thereafter be further amended, modified or supplemented, and shall continue for a period of sixty (60) days;

(j)     the Servicer or PHH Corporation enters into a consent agreement or otherwise agrees in writing with any Federal or state regulatory agency or authority to restrict its activities, if a default under such agreement by the Servicer or PHH Corporation entitles such applicable Federal or state agency to place the Servicer in receivership or conservatorship;

(k)     failure of the Seller or the Servicer to deposit into the Collateral Account on the date of sale or Securitization of any Mortgage Loans the proceeds of any such sale or Securitization;

(l)     failure of the Servicer to deposit into the Principal Account or Collateral Account not later than two (2) Business Days after receipt by the Servicer of any amounts required to be deposited by the Servicer in the Principal Account or Collateral Account, as applicable;

(m)     any Servicer Event of Default has occurred and is continuing after giving effect to any applicable grace period;

(n)     at any time the Outstanding Transfer Price of all Delinquent Loans shall equal more than seven percent (7%) of the Outstanding Transfer Price of all Mortgage Loans owned by the Seller at such time; or

(o)     failure of the Seller to make any required Margin Payment as required by Section 2.11 hereof.

Upon delivery of a Notice of Termination in the event a Termination Event occurs and is continuing, the Purchaser will no longer be permitted to purchase additional Eligible Loans and principal and interest payments on Eligible Loans and principal proceeds of sales and Securitizations of Eligible Loans will be deposited into the Collateral Account for application in reduction of the Net Investment.

Section 11.3 Termination of Servicing With Respect to Any Eligible Loan.

This Agreement shall terminate with respect to any Eligible Loan upon the occurrence of the following: (i) the receipt into the Collateral Account of the proceeds of any sale or Securitization of such Eligible Loan or the Repurchase Price or Principal Prepayment in full of such Eligible Loan; or

(ii)     the effectiveness of the termination of the Company pursuant to Section 13.1. No termination shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 13.1.

Upon written request from the Administrative Agent, the Servicer shall prepare, execute and deliver to the successor entity designated by the Administrative Agent any and all documents and other instruments, place in such successor’s possession all Mortgage Loan Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Eligible Loans and related documents, at the Servicer’s sole expense. The Servicer shall cooperate with such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to any Collection Account or Escrow Account or thereafter received with respect to the Eligible Loans.

Section 11.4 Liquidation of Eligible Loans.

Upon the occurrence and continuance of any of the following conditions, the Administrative Agent (on behalf of the Owners) shall have the right subject to the consent of the Majority Owners to notify (“Notice of Liquidation”) the Seller that the Administrative Agent has determined to sell the Eligible Loans (on behalf of the Owners) (each, a “Liquidation Event”):

(a)     any representation, warranty, statement, or certification made by PHH Corporation in its capacity as Guarantor of the Seller or Servicer shall prove to have been false or misleading in any material respect as of the time when made, and which continues to be incorrect in any material respect for a period of ninety (90) days after written notice;

(b)     the failure on the part of the Seller to observe or perform in any material respect any of the terms, covenants or agreements of the Seller contained in the Program Documents which failure continues unremedied for a period of ninety (90) days after written notice;

(c)     the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller or PHH Corporation and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days;

(d)     the Seller or PHH Corporation shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or PHH Corporation or of or relating to all or substantially all of its property;

(e)     the Seller or PHH Corporation shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency,

bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for six (6) Business Days;

(f)     the ratings assigned to PHH Corporation by any Rating Agency shall fall below “B-” in the case of S&P or “B3” in the case of Moody’s;

(g)     an event of default shall have occurred under the Three Year Competitive Advance and Revolving Credit Agreement, dated as of June 28, 2004, among PHH Corporation, as Borrower, the Lenders referred to therein, Citicorp USA, Inc., as Syndication Agent, and Bank of America, N.A., The Bank of Nova Scotia and Calyon New York Branch, as Documentation Agents, and JPMorgan Chase Bank, as Administrative Agent, as the same has been and may at any time thereafter be further amended, modified or supplemented, and shall continue for a period of sixty (60) days;

(h)     failure of the Seller or the Servicer to deposit into the Collateral Account not later than five (5) Business Days after the sale or Securitization of any Eligible Loans the proceeds of any such sale or Securitization;

(i)     failure of the Servicer to deposit into the Principal Account or Collateral Account not later than ten (10) Business Days after receipt by the Servicer of any amounts required to be deposited by the Servicer in the Principal Account or Collateral Account, as applicable; or

(j)     failure of the Seller to make any required Margin Payment as required by Section 2.11 hereof.

Upon delivery of a Notice of Liquidation in the event a Liquidation Event occurs, the Administrative Agent (on behalf of the Owners) will no longer be permitted to purchase additional Eligible Loans and principal and interest payments on Eligible Loans and principal proceeds of sales and Securitizations of Eligible Loans will be used to pay the Owners.

Section 11.5 Additional Rights Upon the Occurrence of Certain Events.

(a)     If a Liquidation Notice is delivered to the Seller, the Eligible Loans shall be liquidated in accordance with the following procedures. The Seller shall on the day such Liquidation Notice is delivered (the “Liquidation Notice Date”) immediately cease to transfer Eligible Loans to the Administrative Agent (on behalf of the Owners). Notwithstanding any cessation of the transfer to the Administrative Agent of Eligible Loans, Eligible Loans transferred to the Administrative Agent (on behalf of the Owners) prior to the occurrence of such Liquidation Event and Collections accrued in respect of such the Eligible Loans shall continue to be allocated and paid in accordance with Articles II and IV. Within 15 days of the Liquidation Notice Date, the Administrative Agent shall publish a notice in an Authorized Newspaper that a Liquidation Event has occurred and that the Administrative Agent intends to sell, dispose of or otherwise liquidate the Outstanding Principal Balances of the Eligible Loans as described below. The Administrative Agent shall make a reasonable attempt to solicit the Seller with respect to such proposed sale. The Administrative Agent shall sell, dispose of or otherwise liquidate the Outstanding Principal Balances of the Eligible Loans in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Administrative Agent may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable.

(b)     The proceeds from the sale, disposition or liquidation of the Outstanding Principal Balances of the Eligible Loans pursuant to subsection (a) above (net of the Administrative Agent’s fees and expenses, including the fees and expenses of its counsel) shall be treated as Collections on the Outstanding Principal Balances of the Eligible Loans and shall be allocated and deposited in accordance with the provisions of Articles II and IV; provided, however, that the Administrative Agent shall determine conclusively in its sole discretion the amount of such proceeds which are allocable to Finance Charge Collections and the amount of such proceeds which are allocable to Principal Collections. Such proceeds shall be distributed on the Distribution Date following the date such proceeds are received (the “Liquidation Distribution Date”).

(c)     The Administrative Agent may appoint an agent or agents to assist with its responsibilities pursuant to this Article XI with respect to competitive bids. The Administrative Agent may recover its reasonable actual third party expenses.

ARTICLE XII

INDEMNIFICATION; EXPENSES; RELATED MATTERS

Section 12.1 Indemnities by the Seller.

Without limiting any other rights which the Administrative Agent or the Owners may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Purchaser, the Administrative Agent, the APA Purchasers and the CP Dealers and any successors and permitted assigns and their respective officers, directors and employees (collectively, “Indemnified Parties”), from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees (which such attorneys may be employees of the APA Purchasers and the CP Dealers or the Administrative Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”), arising out of or in connection with:

(i) any dispute, action, suit, litigation or proceeding arising out of or as a result of (x) this Agreement, the other Transfer Documents, the ownership or maintenance by the Administrative Agent, the Purchaser or any APA Purchaser of the Eligible Loans, (y) the use of proceeds of Transfers by the Seller, or (z) any Eligible Loan; provided that no Indemnified Party shall have the right to be indemnified under this paragraph (i) in respect of any litigation instituted by (x) any person (a “Participant”) participating in the interest of any APA Purchaser under the Revolving Asset Purchase Agreement against any APA Purchaser or the Agent, (y) any APA Purchaser against any Participant, any APA Purchaser or the Agent, or (z) any holder of any security of any APA Purchaser (in its capacity as such) against any

APA Purchaser, to the extent any such litigation does not arise out of any misconduct (alleged in good faith by such APA Purchaser) by or on behalf of the Seller.

(ii) any representation or warranty (other than a representation or warranty in Section 3.2 hereof) made by the Seller (including, in its capacity as the Servicer) or any officers of the Seller (including, in its capacity as the Servicer) under or in connection with this Agreement, any of the other Transfer Documents, any Servicer Report or any other information or report delivered by the Seller or the Servicer pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

(iii) the failure by the Seller (including, in its capacity as the Servicer) to comply with any applicable law, rule or regulation with respect to any Eligible Loan or the nonconformity of any Eligible Loan with any such applicable law, rule or regulation;

(iv) any claim resulting from the sale of merchandise or services by the Seller, any Affiliate of the Seller or any designee of the Seller to the related Mortgagor with respect to any Eligible Loan or the furnishing or failure to furnish such merchandise or services by the Seller, any Affiliate of the Seller or any designee of the Seller;

(v) the transfer of an ownership interest in any mortgage loan other than an Eligible Loan;

(vi) the failure by the Seller (individually or as Servicer) to comply with any term, provision or covenant contained in this Agreement or any of the other Transfer Documents to which it is a party or to perform any of its respective duties under any Eligible Loan;

(vii) the Net Investment exceeds the Maximum Net Investment at any time;

(viii) the failure of the Seller to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable by the Seller in connection with any of the Eligible Loans;

(ix) any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Investment which such Indemnified Party believes in good faith is required to be made;

(x) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which a Mortgagor may be located as a result of the failure of the Seller to qualify to do business or file any notice of business activity report or any similar report; or

(xi) any action taken by the Seller, or the Servicer (if the Seller or any Affiliate or designee of the Seller) in the enforcement or collection of any Eligible Loan;

provided that no Indemnified Party shall have the right to be indemnified hereunder (x) for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction, (y) for any lost profits of such Indemnified Party, or (z) any claim for punitive damages claimed by such Indemnified Party against the Seller.

Section 12.2 Indemnity for Taxes, Reserves and Expenses.

(a)     If after December 11, 1998, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

(i) shall subject any Indemnified Party to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the other Transfer Documents, the ownership, maintenance or financing of the Eligible Loans or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other Transfer Documents, the ownership, maintenance or financing of the Eligible Loans or payments of amounts due hereunder or its obligation to advance funds hereunder, under the Revolving Asset Purchase Agreement or the credit support furnished by the Program Bank or otherwise in respect of this Agreement, the other Transfer Documents, the ownership, maintenance or financing of the Eligible Loans (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party’s principal executive office is located);

(ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transfer Documents, the ownership, maintenance or financing of the Eligible Loans or payments of amounts due hereunder or its obligation to advance funds hereunder under the Revolving Asset Purchase Agreement or the credit support provided by the Program Bank or otherwise in respect of this Agreement, the other Transfer Documents, or the ownership, maintenance or financing of the Eligible Loans; or

(iii) imposes upon any Indemnified Party any other expense (including,

without limitation, reasonable attorneys’ fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transfer Documents, the ownership, maintenance or financing of the Eligible Loans or payments of amounts due hereunder or its obligation to advance funds hereunder, under the Revolving Asset Purchase Agreement or the credit support furnished by the Program Bank or otherwise in respect of this Agreement, the other Transfer Documents, or the ownership, maintenance or financing of the Eligible Loans, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transfer Documents, the ownership, maintenance or financing of the Eligible Loans, the obligations hereunder, the funding of any purchases hereunder, the Revolving Asset Purchase Agreement or the Program Credit Agreement, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand by such Indemnified Party through the Administrative Agent, the Seller shall pay to the Administrative Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

(b)     If any Indemnified Party shall have determined that after December 11, 1998, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party’s obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by such Indemnified Party through the Administrative Agent, the Seller shall pay to the Administrative Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

(c)     The Administrative Agent will promptly notify the Seller of any event of which it has knowledge, occurring after December 11, 1998, which will entitle an Indemnified Party to compensation pursuant to this Section 12.2. A notice by the Administrative Agent or the applicable Indemnified Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

Section 12.3 Taxes.

All payments made hereunder by the Seller or the Servicer (each, a “payor”) to the Purchaser, any APA Purchaser or the Administrative Agent (each, a “recipient”) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such nonexcluded items being called “Taxes”), but excluding franchise taxes and taxes imposed on or measured by the recipient’s net income or gross receipts (“Excluded Taxes”). In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes (other than Excluded Taxes), then such payor shall:

(a)     pay directly to the relevant authority the full amount required to be so withheld or deducted;

(b)     promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

(c)     pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

Moreover, if any Taxes (other than Excluded Taxes) are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes and the payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the payor shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

Section 12.4 Other Costs, Expenses and Related Matters.

The Seller agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save each Owner and the Administrative Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys’, accountant’s and other third parties’ fees and expenses, any rating agency fees, any filing fees and expenses incurred by officers or employees of each Owner and the Administrative Agent, but excluding salaries and similar overhead costs of each Owner and the Administrative Agent which are incurred notwithstanding the execution and performance of this Agreement) incurred by or on behalf of any Owner and the Administrative Agent (i) in connection with the negotiation, execution, delivery and preparation of the Transfer Documents and the transactions contemplated by or undertaken pursuant to or in connection herewith or therewith (including, without limitation, the perfection or protection of the Eligible Loans) and (ii) from time to time (a) relating to any requested amendments, waivers or consents under the Transfer Documents requested by the Seller, (b) arising in connection with the Owners’ or the Administrative Agent’s or their enforcement or preservation of their respective rights (including, without limitation, the perfection and protection of the Eligible Loans) under the Transfer

Documents, or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving the Transfer Documents, which audit, dispute, disagreement, litigation or preparation for litigation directly results from the Seller’s failure to comply with the Seller’s obligations (as Seller or Servicer) under the Transfer Documents (collectively, the “Transaction Costs”).

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.1 Successor to Servicer.

Prior to termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Sections 9.4 or 10.1 hereof, the Administrative Agent shall appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Eligible Loans as it and such successor shall agree. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties, responsibilities and liabilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned Sections shall not become effective until (i) a successor shall be appointed pursuant to this Section 13.1 and (ii) notice thereof shall have been given to Moody’s and S&P and the Purchaser shall have received Rating Agency Confirmation, and such resignation or removal shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 3.1 and 3.2 hereof and the remedies available to the Purchaser under Section 3.3 hereof, it being understood and agreed that the provisions of such Sections 3.1, 3.2 and 3.3 shall be applicable to the Servicer notwithstanding any such sale, assignment, resignation or termination of the Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and the Administrative Agent an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.1 hereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 9.4, or 10.1 hereof shall not affect any claims that the Purchaser may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation.

The Servicer shall deliver promptly to the successor Servicer the funds in any Collection Account and Escrow Account and all Mortgage Loan Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Section 13.2 Amendment.

This Agreement may only be amended with the written consent of the Purchaser, the Seller, the Administrative Agent, the Majority Owners, the Guarantor and the Servicer, and written notice of such amendment to each Rating Agency. Any material amendment shall be subject to Rating Agency Confirmation. The costs and expenses associated with any such amendment shall be borne by the party requesting the amendment.

Section 13.3 Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 13.4 Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided.

Section 13.5 Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

(i)	if to PHH Mortgage Corporation:

PHH Mortgage Services
3000 Leadenhall Road
Mt. Laurel, NJ 08054
Attn: Richard Bradfield
Telephone: 856-917-0107
Telecopy: 856-917-0215
or such other address as may hereafter be furnished to the Purchaser in writing;

(ii)	if to the Purchaser:

Sheffield Receivables Corporation c/o Barclays Bank PLC, New York Branch 200 Park Avenue, 5th Floor New York, New York 10166 Attn: Andrew E. Shuster Telephone: (212) 412-7554 Telecopy: (212) 412-6846

(iii)	if to the Administrative Agent:

Barclays Bank PLC, New York Branch 200 Park Avenue, 5th Floor New York, New York 10166 Attn: Andrew E. Shuster Telephone: (212) 412-7554 Telecopy: (212) 412-6846

(iv)	if to the Guarantor:

One Campus Drive Parsippany, New Jersey 07054 Attn: Mark Johnson Telephone: 973-496-7491 Telecopy: 973-496-5852

(v)	if to Moody’s:

Moody’s Investors Service, Inc. 99 Church Street New York, New York 10007 Attn: Leticia Accarrino Telephone: (212) 553-1323 Telecopy: (212) 553-0881

(vi)	if to the S&P:

Standard & Poor’s a division of The McGraw-Hill Companies, Inc. 55 Water Street New York, New York 10041 Attn: Joanne DeSimone Telephone: (212) 438-2444 Telecopy: (212) 355-4175

Section 13.6 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement

Section 13.7 Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 13.8 Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that the rights of the Owners to an indemnity from the Servicer pursuant to Section 3.3 hereof are not assignable and shall inure only to the benefit of the Owners and to no other Person.

Section 13.9 Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Purchaser’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

Section 13.10 [RESERVED]

Section 13.11 Non-Petition Agreement.

Each of the Company, the Administrative Agent, each APA Purchaser, and the Guarantor agrees not to cause the filing of a petition in bankruptcy against the Purchaser for failure to pay amounts due under this Repurchase Agreement until the payment in full of the Obligations and not before one year and one day (or if longer, the applicable preference period then in effect) have elapsed since such payment.

Section 13.12 Waiver of Offset.

The Servicer agrees to deliver to the Purchaser all amounts required by this Agreement to be delivered by the Servicer to the Purchaser free and clear of any offset, counterclaim or other deduction on account of, or in respect of, any Purchaser to the Servicer hereunder.

Section 13.13 Limited Recourse.

The Servicer agrees that the obligations of the Purchaser to the Servicer under this Agreement are limited recourse obligations of the Purchaser payable solely from the assets of the Purchaser available for such purposes and that, upon application of all assets of the Purchaser available for such purposes, the Servicer shall have no recourse to the Purchaser for any obligations of the Purchaser to the Servicer to the extent such application does not provide for full satisfaction and payment of such obligation.

ARTICLE XIV

PHH CORPORATION GUARANTEE

Section 14.1 Guarantee of Seller’s Representations and Warranties, Servicer’s Performance and Payment Obligations.

For value received, and in consideration of the financial accommodation accorded to the Company by the Purchaser under this Repurchase Agreement, PHH Corporation (the “Guarantor”) hereby fully, unconditionally, and irrevocably guarantees to the Purchaser, the holders of all the holders of the Commercial Paper and the APA Purchasers (i) with respect to the Seller, the representations and warranties set forth in Section 3.2 hereof, and (ii) as to the Servicer, the due performance of, and punctual payment of all amounts payable by, the Company, in its capacity as Servicer under this Agreement when and as such obligations hereunder shall become due and, in the case of any payments, payable. The Guarantor will ensure the performance and payment of every act, duty, obligation, agreement and responsibility of the Servicer set forth herein.

In case of the failure or inability of (i) the Seller, regarding its obligations pursuant to Section 3.3 hereof with respect to a breach of a representation or warranty made in Section 3.2 hereof, (iii) the Seller, with respect to its obligations pursuant to Section 2.2(b) and 3.5 hereof and (iii) the Servicer to punctually perform any such act, duty, obligation, responsibility or agreement or to pay punctually any such amounts, the Guarantor hereby agrees, upon written demand by the Purchaser, to, as applicable, (i) perform any such act, duty, obligation, responsibility or agreement and (ii) pay or cause to be paid any such amount, punctually when and as the same shall become due and, in the case of any payment, payable (exclusive of any grace period).

(a)     Guarantor hereby agrees that its obligations under this Section 14.1 constitute a guarantee of performance and payment when due and not of collection.

(b)     Guarantor hereby agrees that its obligations under this Section 14.1 shall be unconditional, irrespective of the validity, regularity or enforceability of this Repurchase Agreement against the Servicer, the absence of any action to enforce the Servicer’s obligations under this Repurchase Agreement, any waiver or consent by the Purchaser, or the APA Purchasers with respect to any provisions thereof, the entry by the Servicer and the Purchaser into additional transactions under this Repurchase Agreement or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than the defenses of statute of limitations or payment, which are not waived); provided, however, that Guarantor shall be entitled to exercise any right that the Servicer could have exercised under this Repurchase Agreement to cure any default in respect of its obligations under this Repurchase Agreement or to set-off, counterclaim or withhold payment in respect of any event of default or potential event of default in respect of the Purchaser or any Affiliate, but only to the extent such right is provided to the Servicer under this Repurchase Agreement. The Guarantor acknowledges that the Servicer and the Purchaser may from time to time enter into one or more transactions pursuant to this Repurchase Agreement and agrees that the obligations of the Guarantor under this Section 13.1 will upon the execution of any such transaction by the Servicer and the Purchaser extend to all such transactions without the taking of further action by the Guarantor.

(c)     The Guarantor hereby waives (i) promptness, diligence, presentment, demand of payment, protest, order and, except as set forth in paragraph (a) hereof, notice of any kind in connection with this Repurchase Agreement and this Section 14.1, or (ii) any requirement that the Administrative Agent, the Purchaser or the APA Purchasers exhaust any right to take any action against the Servicer or any other person prior to or contemporaneously with proceeding to exercise any right against the Guarantor under this Section 14.1.

(d)     Each of the parties hereby confirms that it has executed the Creditor Acknowledgment and Agreement, dated as of December 11, 1998, a form of which is attached hereto as Exhibit H.

IN WITNESS WHEREOF, the Company, the Purchaser, the Guarantor and the Administrative Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

PHH MORTGAGE CORPORATION, as Seller and Servicer
By:	/s/ Mark Johnson
	Name:	Mark Johnson
	Title:	Vice President and Treasurer

SHEFFIELD RECEIVABLES CORPORATION, as Purchaser By BARCLAYS BANK PLC, NEW YORK BRANCH, as attorney-in-fact
By:	/s/ Joseph Lau
	Name:	Joseph Lau
	Title:	Associate Director

PHH CORPORATION, solely in its capacity of Guarantor of the Servicer’s obligations pursuant to Article XIII of this Agreement.
By:	/s/ Neil Cashen
	Name:	Neil Cashen
	Title:	Chief Financial Officer

BARCLAYS BANK PLC, NEW YORK BRANCH, as Administrative Agent
By:	/s/ Joseph Lau
	Name:	Joseph Lau
	Title:	Associate Director

EXHIBIT D

REPURCHASE SUPPLEMENT

[     ], 200_

PHH Mortgage Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054

Repurchase Terms Letter

Ladies and Gentlemen:

PHH Mortgage Corporation, a New Jersey corporation (the “Company”) and Barclays Bank PLC, New York Branch, as administrative agent (the “Administrative Agent”) on behalf of the Owners, herewith confirm the terms and provisions of the Fourth Amended and Restated Mortgage Loan Repurchase and Servicing Agreement (the “Repurchase Agreement”), dated as of June 30, 2005, among Sheffield Receivables Corporation, a Delaware corporation, as purchaser, the Company, as seller and servicer, the Administrative Agent and PHH Corporation, a Maryland corporation, as guarantor, pursuant to which the Company and the Administrative Agent agreed upon the terms under which the Company would from time to time sell mortgage loans (the “Eligible Loans”) to the Administrative Agent. In consideration of the promises and the mutual agreements herein and therein set forth, the Company and the Administrative Agent, for the benefit of the Owners, hereby agree to the terms and provisions of the repurchase of the Eligible Loans described in the Repurchase Schedule attached hereto as Exhibit I, as set forth below and as described in more detail in the Repurchase Agreement. Upon execution of this Repurchase Supplement by the Company and the Administrative Agent and upon receipt of the Repurchase Price therefor, the Administrative Agent hereby sells, assigns, transfers, sets over and conveys to the Company all right, title and interest of the Administrative Agent in, to and under each Eligible Loan identified on the attached Repurchase Schedule. It is intended that the transfer, assignment and conveyance herein contemplated constitute a sale of the Eligible Loans, conveying good title thereto free and clear of any liens, by the Administrative Agent to the Company and that the Eligible Loans not be part of the Administrative Agent’s estate in the event of insolvency. In the event that the Eligible Loans are held to be property of the Administrative Agent or if for any other reason, this Repurchase Supplement is held or deemed to create a security interest in the Eligible Loans, the parties intend that the Administrative Agent shall be deemed to have granted, and does hereby grant, to the Company a first-priority perfected security interest in the Eligible Loans now existing or hereafter arising for the purpose of securing the obligations of the Administrative Agent under the Repurchase Agreement, and that the Repurchase Agreement and this Repurchase Supplement shall each constitute a security agreement under applicable law.

i.	Closing Date: !. The Repurchase Price shall be paid by the Company to the Administrative Agent in immediately available funds on such Closing Date.

ii.	Repurchase Price: The purchase price for the Eligible Loan(s) shall be $!.

iii.	The Eligible Loans: The Eligible Loans have the characteristics set forth on the Repurchase Schedule, set forth as Exhibit I attached hereto.

iii.
Terms: All references herein to the Eligible Loans shall be deemed to refer only to the Eligible Loans described in the Repurchase Schedule attached hereto. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Repurchase Agreement.

Kindly acknowledge your agreement and consent to the terms of this letter by signing and returning to us the enclosed duplicate copy hereof.

Very truly yours, BARCLAYS BANK PLC, NEW YORK BRANCH (on behalf of the Owners), as Administrative Agent
By:
Name:
Title:

Date:

ACCEPTED AND AGREED:

PHH MORTGAGE CORPORATION

By:

Name:
Title:

Exhibit I to Repurchase Supplement

Mortgage Loan Schedule

(1)     identifying number for the Mortgage Loan:

(2)     mortgagor’s name:

(3)     street address of the mortgage property including the state code:

(4)     mortgage interest rate:

(5)     stated maturity date:

(6)     amount of monthly payment:

(7)     original principal balance for Mortgage Loans other than HELOCs:

(8)      outstanding principal balance of HELOCs:

(9)     purchase price:

(10)     closing date;

(11)     FHA/VA Case Number, if applicable;

(12)     Note date;

(13)     first Due Date; and

(14)     MERS MIN#.

EXHIBIT G

TRANSFER SUPPLEMENT

[     ], 200_

Barclays Bank PLC, New York Branch
200 Park Avenue, 5th Floor
New York, New York 10166

Transfer Terms Letter

Ladies and Gentlemen:

PHH Mortgage Corporation, a New Jersey corporation (the “Company”) and Barclays Bank PLC, New York Branch, as administrative agent (the “Administrative Agent”) on behalf of the Owners, herewith confirm the terms and provisions of the Fourth Amended and Restated Mortgage Loan Repurchase and Servicing Agreement (the “Repurchase Agreement”), dated as of June 30, 2005, among Sheffield Receivables Corporation, a Delaware corporation, as purchaser, the Company, as seller and servicer, the Administrative Agent and PHH Corporation, a Maryland corporation, as guarantor, pursuant to which the Company and the Administrative Agent agreed upon the terms under which the Company would from time to time sell mortgage loans (the “Eligible Loans”) to the Administrative Agent. In consideration of the promises and the mutual agreements herein and therein set forth, the Company and the Administrative Agent, for the benefit of the Owners, hereby agree to the terms and provisions of the sale of the Eligible Loans described in the Mortgage Loan Schedule attached hereto as Exhibit I, as set forth below and as described in more detail in the Repurchase Agreement. Upon execution of this Transfer Supplement by the Company and the Administrative Agent and upon receipt of the Transfer Price therefor, the Company hereby sells, assigns, transfers, sets over and conveys to the Administrative Agent all right, title and interest of the Company in, to and under each Eligible Loan identified on the attached Mortgage Loan Schedule. It is intended that the transfer, assignment and conveyance herein contemplated constitute a sale of the Eligible Loans, conveying good title thereto free and clear of any liens, by the Company to the Administrative Agent and that the Eligible Loans not be part of the Company’s estate in the event of insolvency. In the event that the Eligible Loans are held to be property of the Company or if for any other reason, this Transfer Supplement is held or deemed to create a security interest in the Eligible Loans, the parties intend that the Company shall be deemed to have granted, and does hereby grant, to the Administrative Agent a first-priority perfected security interest in the Eligible Loans now existing or hereafter arising for the purpose of securing the obligations of the Company under the Repurchase Agreement, and that the Repurchase Agreement and this Transfer Supplement shall each constitute a security agreement under applicable law.

i.	Closing Date: !. The Transfer Price shall be paid by the Administrative Agent to the Company in immediately available funds on such Closing Date.

ii.	Transfer Price: The purchase price for the Eligible Loan(s) shall be $!.

iii.	The Eligible Loans: The Eligible Loans have the characteristics set forth on the Mortgage Loan Schedule, set forth as Exhibit I attached hereto.

iv.
Representations and Warranties: Each representation and warranty of the Company set forth in Sections 3.1 and 3.2 of the Repurchase Agreement will be true and correct on the Closing Date as they relate to the Eligible Loans.

v.
Terms: All references herein to the Eligible Loans shall be deemed to refer only to the Eligible Loans described in the Mortgage Loan Schedule attached hereto. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Repurchase Agreement.

Kindly acknowledge your agreement and consent to the terms of this letter by signing and returning to us the enclosed duplicate copy hereof.

Very truly yours, PHH MORTGAGE CORPORATION
By:
Name:
Title:

Date:

ACCEPTED AND AGREED:

BARCLAYS BANK PLC, NEW YORK BRANCH (on behalf of the Owners), as Administrative Agent

By:

Name:
Title:

Exhibit I to Transfer Supplement

Mortgage Loan Schedule

(1)     identifying number for the Mortgage Loan:

(2)     mortgagor’s name:

(3)     street address of the mortgage property including the state code:

(4)     mortgage interest rate:

(5)     stated maturity date:

(6)     amount of monthly payment:

(7)     original principal balance for Mortgage Loans other than HELOCs:

(8)     outstanding balance for HELOCs:

(9)     purchase price:

(10)     closing date;

(11)     FHA/VA Case Number, if applicable;

(12)     Note date;

(13)     first Due Date; and

(14)     MERS MIN#.

EXHIBIT H

CREDITOR ACKNOWLEDGMENT AND AGREEMENT

1.       Acknowledgment by each of the undersigned parties (each a “Holdings Creditor”) under the Fourth Amended and Restated Mortgage Loan Repurchase and Servicing Agreement, dated as of June ___, 2005, among Sheffield Receivables Corporation, as Purchaser, Barclays Bank PLC, New York Branch, as Administrative Agent, PHH Mortgage Corporation, as Seller and Servicer and PHH Corporation (“Holdings”), as Guarantor (the “Holdings Creditor Document”):

(a)     of the corporate separateness of HFS Mobility Funding Corporation (“Funding”) and HFS Mobility Services, Inc. (“Services”) from each other and each of Services and each of its Subsidiaries and Affiliates other than Funding or any permitted Subsidiary of Funding (each a “Services Person”); and

(b)     that Funding is a limited purpose corporation whose primary activities will be restricted in its certificate of incorporation to purchasing Receivables, Home Purchase Contracts and Other Related Assets from Services, entering into agreements for the servicing of such assets, transferring such assets to the Trust and conducting such other activities as it deems necessary or appropriate to carry out its primary activities.

2.       Each Holdings Creditor agrees that:

(a)     Funding and Services are not parties to the Holdings Creditor Document, and the Holdings Creditors are not creditors of, and have no recourse to, Funding and Services pursuant to the Holdings Creditor Document, and the Holdings Creditors have no lien on or claim, contractual or otherwise, arising under the Holdings Creditor Document to the Receivables, Home Purchase Contracts, Related Assets and other Trust Assets, nor any other assets of Funding or Services (other than assets which are not purported to be required under the Transaction Documents and which are transferred to Funding or Services in violation of the Holdings Creditor Document), including any proceeds thereof or earnings thereon (other than any proceeds or earnings which were transferred by Services to Holdings or any subsidiary of Holdings other than Services or Funding) whether now existing or hereafter acquired and whether tangible or intangible, including, without limitation, any assets sold or proposed or purported to be sold to Funding or transferred or purported to be transferred to the Trustee under the Transaction Documents (“Funding and Services Assets”);

(b)     It will not file, nor join with any other person in filing, against Funding or Services any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation (each an “Insolvency”) proceeding under any Federal or state bankruptcy or similar law at any time other than a date which is at least one year and one day after all amounts under the Transaction Documents have been paid in full; provided, however, that (i) the Holdings Creditors shall have no duty, liability or responsibility with respect to any such filing by any other person except for duties expressly created by this Agreement; and (iii) the foregoing shall not limit the rights of the Holdings Creditors to file any claim in or otherwise take any action (not inconsistent with the express provisions of this

Agreement) permitted or required by applicable law with respect to any Insolvency proceeding instituted against Funding or Services by any other person;

(c)     Without limiting the foregoing, in the event of any Insolvency proceeding involving Holdings, Services and/or Funding or any other affiliates of Holdings as debtor, or otherwise, the Trustee, for the benefit of the Agent and the Holders, shall have a first and prior claim to the Funding and Services Assets and any claim or rights of the Holdings Creditors pursuant to the Holdings Creditor Document, contractual or otherwise, shall be, with respect to such Funding and Services Assets, subject to the prior claims of the Trustee and Holders until all amounts owing under the Transaction Documents shall have been paid in full; and the Holdings Creditors agree to turn over to the Trustee any amounts received contrary to the provisions of this clause (c);

(d)     It will not agree to any amendment, supplement or other modification of this Agreement without the prior written consent of the Majority Investors;

(e)     The provisions of this Agreement are made for the benefit of, and may be relied upon and enforced by, the Trustee, the Agent and the Investor, and such parties shall be third-party beneficiaries of this Agreement with respect to this Agreement; and

(f)     It will not, without the prior written consent of the Majority Investors, agree to any amendment, supplement or modification of the provisions of the Holdings Creditor Document which expressly permit the transactions contemplated by the Transaction Documents without the prior written consent of the Majority Investors.

3.       The terms “Affiliate,” “Agent,” “Holders,” “Home Purchase Contract,” “Investors,” “Majority Investors,” “Program,” “Receivables,” “Related Assets,” “Subsidiary,” “Transaction Documents,” “Trust,” “Trust Assets” and “Trustee” shall have meanings given to such terms in the Pooling and Servicing Agreement, dated as of October 5, 1994, among Funding, Services as the Servicer, the Agent and the Trustee named therein, as such Agreement is in effect on the date this Agreement becomes effective (the “Pooling and Servicing Agreement”).

4.       As a condition to the acknowledgments and agreements of the Holdings Creditors herein, it is agreed that each Holdings Creditor may rely on Section 14.22 of the Pooling and Servicing Agreement, the provisions of which are attached hereto and each Holdings Creditor shall be deemed to be an Acknowledging Creditor thereunder.

Section 14.22 Recourse to CBFC and CBRS. Except to the extent expressly provided otherwise in the Transaction Documents, as such Transaction Documents are in existence on December 11, 1998 without giving effect to any amendment or modification thereof, any recourse obligations of CBRS (whether as Seller or as Servicer or otherwise) and/or CBFC arising under this Agreement and the other Transaction Documents are solely the obligations of CBRS and CBFC, respectively, and no recourse shall be had by the Trustee, the Agent or any Investor against any Holdings Person for payment of any such obligation or claim. In the event of any Insolvency Proceeding involving any Holdings Person, or otherwise, the Trustee, the Agent and each Investor agrees, solely in its capacity as a party to the Transaction Documents, and on behalf of itself and its successors and assigns, under the Transaction Documents, that (i) any right or claim it may have to the assets of Holdings under any Transaction Document, shall be limited to the Receivables, Home Purchase Contracts, Related Assets and other Trust Assets and to the assets of CBFC and CBRS and all proceeds thereof and earnings thereon (other than any such proceeds or earnings which are transferred by CBRS to such Holdings Person); (ii) all other assets of such Holdings Person shall otherwise be subject to the first and prior claims of the Acknowledging Creditors any amounts received contrary to the provisions of this sentence; provided that nothing in this Section 14.22 shall limit any claims of the Trustee, the Agent or any Investor against any Holdings Person to the extent such claims expressly arise under (i) the Parent Undertaking or (ii) any other Transaction Documents executed by such Holdings Person as such Transaction Documents are in existence on December 11, 1998 without giving effect to any amendment or modification thereof. The Trustee, the Agent and each Investor agrees that (i) the provisions contained in this Section 14.22 are made for the benefit of, and may be relied upon by the Acknowledging Creditors and may be enforced by each Acknowledging Creditor; (ii) each Acknowledging Creditors will, subject to the foregoing agreement, to be third-party beneficiaries of this Agreement with respect to this Section 14.22, and (iii) it will not amend, supplement, or otherwise modify the provisions contained in this Section 14.22 without the prior written consent of such Acknowledging Creditors.

IN WITNESS WHEREOF, the Company, the Purchaser, the Guarantor and the Administrative Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

PHH MORTGAGE CORPORATION, as Seller and Servicer
By:
Name:
Title:

SHEFFIELD RECEIVABLES CORPORATION, as Purchaser By BARCLAYS BANK PLC, NEW YORK BRANCH, as attorney-in-fact
By:
Name:
Title:

PHH CORPORATION, solely in its capacity of Guarantor of the Servicer’s obligations pursuant to Article XIII of this Agreement.
By:
Name:
Title:

BARCLAYS BANK PLC, NEW YORK BRANCH, as Administrative Agent
By:
Name:
Title:

H-4